CoreLogic, Inc.
401(k) Savings Plan

(Restatement effective as of January 1, 2011)

Incorporates Amendments 1 through 3

TABLE OF CONTENTS
Article 1. Introduction1
1.1 Restatement and Name of the Plan1
1.2 Purpose of the Plan1
1.3 Background and Transfer of Accounts from the First American Plan1
1.4 Applicability of the Plan2
1.5 Effective Date of Amendment2
1.6 Effect of Appendices3
Article 2. Definitions4
2.1 Definitions4
2.2 Gender and Number15
2.3 Requirement to Be in “Written Form”15
Article 3. Participation and Service16
3.1 Date of Participation16
3.2 Acquisitions16
3.3 Duration16
3.4 Transfers16
3.5 Qualified Military Service17
Article 4. Pretax Deferrals18
4.1 Amount of Deferral18
4.2 Excess Deferrals18
4.3 Elections20
4.4 Compensation Reduction21
4.5 Transfer and Crediting of Pretax Deferrals21
4.6 Restrictions on Pretax Deferrals21
4.7 Refunds of Excess Pretax Deferrals23
4.8 Rights of Returning Servicemen24
4.9 Catch Up Provisions25
Article 5. Matching Contributions27
5.1 Matching Contributions27
5.2 Overall Conditions on Matching Contributions27

5.3 Transfer and Crediting of Matching Contributions28
5.4 Restrictions on Matching Contributions28
5.5 Correction of Excess Matching Contributions30
Article 6. Profit Sharing, Rollover and Other Contributions32
6.1 Discretionary Profit Sharing Contributions32
6.2 Correcting Contributions33
6.3 Rollover Contributions33
Article 7. Maximum Contributions and Benefit Limitations35
7.1 Limitation on Annual Addition35
7.2 “Annual Addition” Defined35
7.3 Excess Annual Additions35
7.4 Code Section 41536
Article 8. Vesting and Benefits37
8.1 Vesting37
8.2 Account Balance at Distribution37
8.3 Benefits Upon Separation From Service37
8.4 Death Benefits38
8.5 Minimum Distribution Requirements38
8.6 Hardship Withdrawal43
8.7 Withdrawal After Attaining Age 59-1/245
8.8 Withdrawals From Rollover Accounts45
8.9 Mandatory Tax Withholding and Direct Rollover46
8.10 Loans to Participants47
8.11 Qualified Reservist Distribution51
8.12 Hurricane Relief52
8.13 Survivor Payments with Respect to Qualified Military Service54
Article 9. Investment Elections56
9.1 Investment of New Contributions56
9.2 Investment Transfers56
9.3 Investment Elections56
9.4 Transfer of Assets57
9.5 Company Stock Fund Rights57
9.6 Restrictions on Transfer of Stock59
9.7 ERISA Rules Regarding Participant-Directed Investment59
9.8 Article Not Applicable to ESOP Fund.60

9.9 Reinvestment or Distribution of Dividends.60
Article 10. Participant Accounts and Records62
10.1 Accounts and Records62
10.2 Valuation Adjustments62
10.3 Company Stock Fund Accounting and Valuation62
Article 11. Financing64
11.1 Funding of the Plan64
11.2 Company Contributions64
11.3 Non-Reversion64
11.4 Custody of Assets65
11.5 Payment of Expenses65
11.6 Absence of Guaranty65
11.7 Forfeitures66
Article 12. Administration67
12.1 Committee67
12.2 Activities, Duties and Responsibilities of the Committee67
12.3 Committee’s Decisions Conclusive69
12.4 Allocation of Fiduciary Responsibility70
12.5 Indemnity70
12.6 Fidelity Bonds71
12.7 Data71
12.8 Missing Persons72
12.9 Claims and Appeals Procedures72
12.10 Effect of a Mistake73
Article 13. Amendment and Termination75
13.1 Authority to Amend or Terminate75
13.2 Discontinuance of Participation by an Employer75
13.3 Permanent Cessation of Contributions or Plan Termination75
13.4 Plan Merger or Transfer76
Article 14. Top-Heavy Provisions77
14.1 Application77
14.2 Key Employee77
14.3 Top-Heavy Group78
14.4 Additional Rules79

14.5 Minimum Contribution Requirement80
14.6 Top-Heavy Vesting81
Article 15. Miscellaneous Provisions82
15.1 Employment Rights82
15.2 Notice of Address82
15.3 Incompetency82
15.4 Nonalienation83
15.5 No Examination or Accounting84
15.6 Severability84
15.7 Counterparts84
15.8 Service of Legal Process84
15.9 Headings of Articles and Sections84
15.10 Applicable Law84
APPENDIX A. Special Benefit Structure for the First American Employee Stock Ownership Plan    85
A.1 Applicability85
A.2 Background of ESOP85
A.3 Definitions85
A.4 ESOP Fund Frozen87
A.5 Profit Sharing Fund87
A.6 Distributions87
A.7 Investment and Voting Rights88
A.8 Accounting and Valuation of Assets92
APPENDIX B. Adopting Employers    95
APPENDIX C. Special Rules For Participants Of Rels Savings Plan    98
C.1 Purposes of Appendix    97
C.2 Definitions    97
C.3 Wells Fargo Stock Fund    97

Article 1. Introduction
1.1     Restatement and Name of the Plan
CoreLogic, Inc. (the “Company”) hereby amends and restates the CoreLogic, Inc. 401(k) Savings Plan (the “Plan”) (known as the First Advantage Corporation 401(k) Savings Plan until February 23, 2010 and the First American Information Solutions Company 401(k) Savings Plan until June 1, 2010), effective as of January 1, 2011, unless a different effective date is herein explicitly stated. Except as specifically provided in this restatement, this restated Plan includes and supersedes all prior Plan amendments and restatements. Capitalized terms used in this Article shall have the meanings set forth in Article 2.
1.2     Purpose of the Plan
This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide future benefits. For tax purposes, the Plan is intended to qualify as a defined contribution profit sharing plan with a qualified cash or deferred arrangement, within the meaning of Code section 401(k) and related regulations. In accordance with Code section 401(a)(27), the determination of the Plan as a qualified profit sharing plan shall be made without regard to whether the Company has current or accumulated profits.
1.3     Background and Transfer of Accounts from the First American Plan
Certain employees of CoreLogic, Inc. (previously known as The First American Corporation) were participants in The First American Corporation 401(k) Savings Plan (the “First American Plan”) on December 31, 2003. These employees transferred to employment with the Company on or about July 1, 2003. Effective January 1, 2004, First Advantage Corporation established the Plan to provide retirement benefits to certain employees transferring to employment with First Advantage Corporation from CoreLogic, Inc. and to certain other individuals who become employees of First Advantage Corporation.
During January, 2004, all accounts maintained for First American Participants (as defined in Plan section 2.1(t)) under the First American Plan who were transferred to First Advantage Corporation were transferred to this Plan and thereafter have been maintained under and as a of this Plan. The transfer of the First American Participant’s accounts from the First American Plan to this Plan was a transfer of assets and liabilities, within the meaning of Treasury regulation section 1.414(l)-1(b)(3), from the First American Plan to this Plan. After the transfer of a First American Participant’s account from the First American Plan to this Plan, the First American Participant ceased to have any right to benefits under the First American Plan with respect to service before the Effective Date.
As of the date the accounts of the First American Participants were transferred from the First American Plan to this Plan, the First American Plan also included a employee stock ownership plan, within the meaning of Code section 4975(e)(7) and section 407(d)(6) of ERISA. This Plan continues to maintain an employee stock ownership plan holding such transferred assets and liabilities.
On November 18, 2009, CoreLogic, Inc. acquired all of the outstanding shares of the common stock of First Advantage Corporation not previously owned by CoreLogic, Inc. On January 1, 2010, CoreLogic, Inc. assumed sponsorship of the Plan and renamed it the First American Information Solutions Company 401(k) Savings Plan. On February 22, 2010, certain employees of CoreLogic, Inc. who were employed by the Company’s information solutions group were participants in the First American Plan. Effective February 23, 2010, these employees ceased participation in the First American Plan and became participants in the Plan. Promptly following February 23, 2010, all accounts maintained for ISC Participants (as defined in Plan section 2.1) under the First American Plan were transferred to this Plan and thereafter have been maintained under this Plan. The transfer of the ISC Participant’s accounts from the First American Plan to this Plan was a transfer of assets and liabilities, within the meaning of Treasury regulation section 1.414(l)-1(b)(3), from the First American Plan to this Plan.
1.4     Applicability of the Plan
Except as otherwise provided, the provisions of this amended and restated Plan are effective as of January 1, 2011.
Notwithstanding any contrary Plan provision, if any modification of ERISA or the Code (or regulations or rulings thereunder) requires that a conforming Plan amendment be adopted as of a stated effective date in order for this Plan to continue to be a qualified plan, this Plan shall be operated in accordance with such requirements until the date when a conforming Plan amendment is adopted, or the date when a clear and nonconforming Plan amendment is adopted, whichever occurs first.
Except as provided in this Plan section 1.4, any Employee retired or terminated prior to February 23, 2010 shall have his or her rights under the Plan determined under the terms of the Plan as in effect at the time the determination is made; provided that to the extent certain provisions of this Plan become effective prior to February 23, 2010, those same provisions shall apply to Employees who participate in the Plan after that effective date. In addition, minimum distribution requirements as specified in this Plan in accordance with Code section 401(a)(9) shall apply to previously terminated and retired Employees, to the extent required by law.
1.5     Effective Date of Amendment
Although the amended and restated Plan is generally effective as of January 1, 2011 certain individual provisions of the Plan are retroactively and prospectively effective, as specifically noted herein. In cases where provisions are identified as being retroactively or prospectively effective, the Company, Affiliates, and Committee have administered the Plan in a manner consistent with such changes at all times on and after such effective dates. The Plan and Trust Fund are intended to meet the requirements of Code Sections 401(a) and 501(a).
1.6     Effect of Appendices
This Plan document is supplemented by various appendices that provide additional information and, in some cases, override general Plan provisions. In the event of a conflict between a Plan provision and a provision in an appendix, the provision in the appendix shall govern with respect to the Employees or circumstances specified in the appendix, and the Plan provision shall continue to govern with respect to other Employees or circumstances. The appendices are, by this reference, incorporated into and become a part of this Plan.
Article 2.     Definitions
2.1     Definitions
These definitions are in addition to the definitions of any other terms that appear elsewhere in the Plan. Whenever used in the Plan the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

(a)
“Account” means the separate recordkeeping account maintained for each Participant that represents the total proportionate interest of the Participant in the Trust Fund and that consists of the sum of the following subaccounts:

(1)
“Matching Account” means the subaccount that evidences the value of Matching Contributions made on behalf of the Participant pursuant to Plan section 5.1, including related investment gains and losses of the Trust Fund.

(2)
“Pretax Deferral Account” means the subaccount that evidences the value of Pretax Deferrals made on behalf of the Participant pursuant to Plan section 4.1, including related investment gains and losses of the Trust Fund.

(3)
“Profit Sharing Account” means the subaccount that evidences the value of Profit Sharing Contributions, if any, made on behalf of the Participant pursuant to Plan section 6.1, including related investment gains and losses of the Trust Fund.

(4)
“Pretax Rollover Account” means the subaccount that evidences the value of Pretax Rollover Contributions made by the Participant pursuant to Plan section 6.3, including related investment gains and losses of the Trust Fund.

(5)
“Pretax Catch Up Account” means the subaccount that evidences the value of Pretax Catch Up Contributions made by the Participant pursuant to Plan section 4.9 including related     investment gains and losses of the Trust Fund.

(6)
“ESOP Account” means the sum of the Participant’s subaccounts listed below and in Appendix A. The ESOP Account is divided into the separate recordkeeping account that represents the sum of the following subaccount, if any:

(A)
“ESOP Profit Sharing Account” means the subaccount that evidences the value of Employer contributions to the ESOP Profit Sharing Fund made on behalf of the Participant to the ESOP through December 1, 2001 and thereafter under Appendix A, including related investment gains and losses of the Trust Fund.

(B)	“Stock Account” means the subaccount that evidences the value of Company Stock and other assets held in the ESOP Fund, including related investment gains and losses of the Trust Fund.

(C)
“Transfer Account” means the subaccount that evidences the value of any amounts transferred directly from another qualified plan to the ESOP before it was merged into The First American Corporation 401(k) Savings Plan, as permitted under the Code and the rules of the ESOP in existence at that time, including related investment gains and losses of the Trust Fund.

(D)
“Voluntary Contribution Account” means a subaccount that evidences the value of the Participant’s voluntary, after‑tax contributions to the ESOP, as merged into The First American Corporation 401(k) Savings Plan, including investment gains and losses of the Trust Fund.

Unless a Plan provision explicitly provides otherwise, ESOP Accounts shall be maintained and administered separately from other Accounts under the Plan.

(7)
“Roth Deferral Account” means the subaccount that evidences the value of Roth Deferrals made on behalf of the Participant pursuant to Plan Section 4.1, including related investment gains and losses of the Trust Fund. In addition, recordkeeping for the Roth Deferral Account shall be maintained as follows:

(A)	The Plan will maintain a record of the amount of Roth Deferrals in each Participant’s Roth Deferral Account;

(B)
Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Deferral Account and the Participant’s other accounts under the Plan; and

(C)	No contributions other than Roth Deferrals and properly attributable earnings will be credited to each Participant’s Roth Deferral Account.

(8)
“Roth Catch Up Account” means the subaccount that evidences the value of Roth Catch Up Contributions made by the Participant pursuant to Plan section 4.9 including related investment gains and losses of the Trust Fund.

(A)	The Plan will maintain a record of the amount of Roth Catch Up Contributions in each Participant’s Roth Catch Up Account;

(B)
Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Catch Up Account and the Participant’s other accounts under the Plan; and

(C)	No contributions other than Roth Catch Up Contributions and properly attributable earnings will be credited to each Participant’s Roth Catch Up Account.

(9)
“Roth Rollover Account” means the subaccount that evidences     the value of Roth Rollover Contributions made by the Participant pursuant to Plan section 6.3, including related investment gains and losses of the Trust Fund.

(A)	The Plan will maintain a record of the amount of Roth Rollover Contributions in each Participant’s Roth Rollover Account;

(B)
Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Rollover Account and the Participant’s other accounts under the Plan; and

(C)	No contributions other than Roth Rollover Contributions and properly attributable earnings will be credited to each Participant’s Roth Rollover Account.

(10)
“Roth In-Plan Rollover Account” means the subaccount that evidences the value of Roth In-Plan Rollovers made by the Participant pursuant to Plan section 6.4, including related investment gains and losses of the Trust Fund.

(A)	The Plan will maintain a record of the amount of Roth In-Plan Rollovers in each Participant’s Roth In-Plan Rollover Account;

(B)
Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth In-Plan Rollover Account and the Participant’s other accounts under the Plan; and

(C)	No contributions other than Roth In-Plan Rollovers and properly attributable earnings will be credited to each Participant’s Roth In-Plan Rollover Account.

(b)	“Affiliate” means:

(1)
A corporation or other business organization while it is controlled by or under common control with the Company within the meaning of Code sections 414(b) or (c) and 1563, with the determination of control made without reference to paragraphs (a)(4) and (e)(3)(C) of Code section 1563; or

(2)	Except for purposes of Article 14, any corporation or partnership in which the Company owns, directly or indirectly, less than 80 percent but more than 50 percent of:

(A)	The total voting stock or total value of the classes of stock; or

(B)	The profits or capital of the partnership.
For purposes of paragraph (1) and solely for the purpose of applying the limitations of Article 7, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code section 1563(a)(1). Affiliate also means any member of an affiliated service group (within the meaning of Code section 414(m) and the related regulations promulgated by the United States Department of the Treasury (“Treasury regulations”)) of which the Company or any Affiliate is a member; and any entity that, pursuant to Code section 414(o) and related Treasury regulations, must be aggregated with the Company or any Affiliate for plan qualification purposes.

(a)
“Beneficiary” means the person or persons (who may be named contingently or successively) designated by a Participant to receive the Participant’s Account in the event of the Participant’s death. Each designation shall be in the manner prescribed by the Committee, shall be effective only when properly filed with the recordkeeper, and shall revoke all prior designations by the same Participant. The designation by a married Participant of someone other than the Participant’s spouse as a Beneficiary shall be invalid unless:

(1)
The spouse consents in writing to the designation of a specific nonspouse Beneficiary that may not be changed without spousal consent (unless the spousal consent expressly permits the Participant to change Beneficiary designations without further consent by the spouse);

(2)	The consent acknowledges the effect of such designation; and

(3)	The consent is notarized or is witnessed by a Plan representative.
No spousal consent shall be required if it is established to the satisfaction of the Plan representative that such consent cannot be obtained because there is no spouse or because the spouse cannot be located. If no Beneficiary is properly designated at the time of the Participant’s death, or if no person so designated shall survive the Participant, the Beneficiary shall be the Participant’s spouse, or if the deceased Participant has no surviving spouse, the Participant’s estate.
The Beneficiary designation of any First American Participant, as defined in Plan section 2.1(y), who became a Participant in this Plan on January 1, 2004, shall be treated as the beneficiary designation of the Participant under this Plan unless and until such designation is superseded by a new Beneficiary designation under this subsection.
The Beneficiary designation of any ISC Participant, as defined in Plan section 2.1(x), under The First American Corporation 401(k) Savings Plan shall be treated as the beneficiary designation of the Participant under this Plan unless and until such designation is superseded by a new Beneficiary designation under this subsection.
Upon the Committee’s written receipt of proof of the dissolution of marriage of a Participant prior to distribution, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Plan section 2.1(c) and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.

(b)	“Board of Directors” means the Board of Directors of the Company.

(c)
“Break in Service” means any computation period in which an Employee is not credited with more than 500 Hours of Service. However, if an Employee is absent from employment due to pregnancy, birth of the Employee’s child, adoption of a child by the Employee, or child care immediately following such birth or adoption, any Hour of Service for which the Employee would have received credit (or if not determinable, eight hours for each day of absence) during such absence, up to a maximum of 501 Hours of Service, shall be credited to the Employee solely to prevent the Employee from incurring a Break in Service. Any such Hours of Service shall be credited for the computation period in which the absence begins if necessary to prevent a Break in Service during that computation period and, in all other cases, in the immediately following computation period. The term “computation period” means the 12-month period measured from the Employee’s Date of Hire and each Plan Year.

(d)
“Code” means the Internal Revenue Code of 1986, as amended from time to time. Each reference in this Plan to the Code or any provision thereof shall be deemed to include reference to any comparable or succeeding statutory provision that supplements or replaces the provision(s) of the Code to which such reference is made.

(e)	“Committee” means the committee as constituted from time to time under Article 12 and having the duties set forth therein and elsewhere in the Plan.

(f)	“Company” means CoreLogic, Inc.

(g)	“Company Stock” means the common stock of the Company that constitutes “qualifying employer securities” within the meaning of Treasury regulations section 54.4975-12.

(h)
“Compensation” means all wages, within the meaning of Code section 3401(a), and all other payments of compensation to an Employee by the Company or Affiliate for which the Company or Affiliate is required to furnish the Employee a written statement under Code sections 6041 and 6051. Compensation under this subsection shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of employment or the services performed.

For nondiscrimination testing purposes, including the identification of Highly Compensated Employees under Plan section 2.1(u) in accordance with Code section 414(q) and related regulations, the actual deferral percentage test of Code section 401(k) as provided in Plan section 4.6, the contribution percentage test of Code section 401(m) as provided in Plan section 5.4, and the nondiscrimination requirements of Code section 401(a)(4) as they apply to the allocation of Profit Sharing Contributions, if any, Compensation shall include elective contributions that are made by the Employer on behalf of the Employee that are not includible in gross income under Code section 125, relating to deferrals under a cafeteria plan, or Code section 402(e)(3), relating to deferral under a qualified cash or deferred arrangement (including Pretax Deferrals under this Plan), and elective amounts that are not includible in gross income of the Employee by reason of Code Section 132(f)(4), relating to qualified transportation fringe benefits. Compensation shall also include such elective contributions for purposes of applying the Code Section 415 limits described in Article 7. Notwithstanding the foregoing, effective as of January 1, 2008, for purposes of applying the Code section 415 limits described in Article 7, Compensation shall also include compensation described in U.S. Department of Treasury regulations section 1.415(c)-2(e)(3)(ii) that is paid after the Employee’s severance from employment with the Employer, provided (i) the compensation is paid by the later of 2 ½ months after such severance, or the end of the limitation year, which shall be the Plan Year, that includes the date of such severance; and (ii) the compensation would have been included in the definition of Compensation if it were paid prior to such severance.
The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000 ($245,000 in 2010), as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). If a determination period (as distinguished from the period during which the Employee is a Participant) consists of fewer than 12 months, the Compensation limit under this paragraph is an amount equal to the otherwise applicable Compensation limit multiplied by a fraction, the numerator of which is the number of whole and fractional months in the short determination period, and the denominator of which is 12. For this purpose, the ‘determination period’ is the period used by the Plan for determining benefit accruals or allocations.
It is intended that the above definition of Compensation shall comply with the safe harbor definition of compensation in Treasury regulation section 1.414(s)-1(c)(2) and (4). Notwithstanding any Plan provision to the contrary, the Committee shall take steps to ensure that this subsection is interpreted and administered so as to comply with such requirements. In the event of any conflict, the provisions of the Code and the Treasury regulations thereunder shall control.

(i)	“Date of Hire” means the first date on which an Employee is credited with an Hour of Service.

(j)	“Disability” means a physical or mental condition that renders the Employee eligible for disability payments under the Social Security Act.

(k)	“Eligible Employee” means any Employee employed by an Employer except:

(1)
Any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if there is evidence that retirement benefits were the subject of good faith bargaining, unless such agreement provides for participation of those Employees in this Plan;

(2)	Any Employee who is a nonresident alien and who receives no earned income from an Employer that constitutes income from sources within the United States;

(3)	Any Employee who is a Leased Employee; and

(4)
Any person not designated as an “employee” in an Employer’s employment records during a particular period of time, including a person designated as an “independent contractor,” is not considered to be an Eligible Employee during that period of time. Such a person shall not be considered an “Eligible Employee” even if a determination is made by the Internal Revenue Service, the Department of Labor, or any other government agency, court, or other tribunal, that such person is an employee for any purpose, unless and until the Employer in fact designates such person as an Employee for purposes of this Plan. If such a designation is made, the designation shall be applied prospectively only, unless the Employer specifically provides otherwise; and

(5)	Any Employee who is scheduled to work on an “as needed” basis.

(l)	“Eligible Participant” means, for purposes of determining eligibility to receive an allocation of Profit Sharing Contributions for any Plan Year:

(1)	Each Participant who is employed as an Eligible Employee by an Employer on the last business day of the Plan Year and who completed at least 1,000 Hours of Service during the Plan Year;

(2)
Each Participant who is employed as an Employee in a capacity other than that of an Eligible Employee by the Company or an Affiliate on the last business day of the Plan Year and who completed at least 1,000 Hours of Service as an Eligible Employee with an Employer during the Plan Year before ceasing to be an Eligible Employee; and

(3)
Each Participant whose Separation from Service occurred during the Plan Year, while the Participant was an Eligible Employee, by reason of retirement at or after age 65, Disability or death, notwithstanding the number of Hours of Service completed by such Participant during such Plan Year.

(m)	“Employee” means any person employed by the Company or an Affiliate.

(n)
“Employer” means any Affiliate that, with the approval of the Company, the Committee, the senior vice president of human resources, general counsel, or the chief executive officer (each an ‘Authorizing Party’), has adopted or adopts this Plan for the benefit of its Eligible Employees. Each Employer agrees to be bound by such terms and conditions relating to the Plan as the Authorizing Party may reasonably require. Employers under the Plan are listed in Appendix B, which shall be updated by the Authorizing Party at such times as may be appropriate. By its adoption of the Plan, an Employer shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan or by the Trust Agreement upon the Employer and accepts the delegation to the Committee and the Trustee of all the power and authority conferred upon them by the Plan and the Trust Agreement. The authority of the Company, the Committee and the Trustee to act as such agent or in accordance with such delegation shall continue until the Plan is terminated as to the Employer and the relevant Trust Fund assets have been distributed by the Trustee as provided in the Plan.

(o)
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Each reference in this Plan to ERISA or any provision thereof shall be deemed to include reference to any comparable or succeeding statutory provision that supplements or replaces the provision(s) of ERISA to which such reference is made.

(p)
“ESOP” means The First American Corporation Employee Profit Sharing and Stock Ownership Plan as merged into The First American Corporation 401(k) Savings Plan, effective December 1, 2001, and described in Appendix A herein.

(q)
“ESOP Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of the ESOP as merged into The First American Corporation 401(k) Savings Plan, including the following and any other subfunds that may be established thereunder:

(1)
The “Profit Sharing Fund” consisting of a assets attributable to Employer contributions and Employee contributions (including after‑tax, rollover, and direct transfer contributions) that have been received pursuant to the ESOP; and

(2)	The “ESOP Fund” consisting of Company Stock and other assets that fund the employee stock ownership portion of the ESOP.

(r)	“First American Participant” means a Participant in this Plan who, as of December 31, 2003, was a Participant in The First American Corporation 401(k) Savings Plan.

(s)	“Highly Compensated Employee” means an Employee described in Code section 414(q) and includes any Employee of the Company or an Affiliate who:

(1)	Was a five-percent owner (as defined in Plan section 14.2) at any time during the year or the preceding year, or

(2)
For the preceding year, received Compensation in excess of $80,000 ($110,000 in 2010) (as adjusted by reference to Code section 414(q)(1)) and, if the Company elects the application of this clause for such preceding year, was in the top-paid group (as defined in Code section 414(q)) of Employees for such preceding year.

Employees who are nonresident aliens and who receive no U.S.-source income from the Company or an Affiliate shall not be counted as Employees when identifying Highly Compensated Employees.
The rules of this section shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n) and (o).

(t)	“Hour of Service” means:

(1)	Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliate for the performance of duties.

(2)
Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, or leave of absence.

(3)
Each hour for which back pay (irrespective of mitigation of damages) for an Employee is either awarded or agreed to by the Company or an Affiliate, with no duplication of credit for hours under paragraphs (1) or (2) and this paragraph.

(4)
Each hour credited pursuant to applicable ERISA regulations for unpaid periods of absence for service in the United States armed forces or Public Health Service during which an Employee’s reemployment rights are guaranteed by law, provided that the Employee is reemployed by the Company or an Affiliate as an Employee within the time limits prescribed by such law.

(5)
To the extent and solely for the purposes required by the Family and Medical Leave Act of 1993, as amended from time to time (the “FMLA”), each hour credited pursuant to applicable regulations for periods of absence, to the extent that the Employer was required by the FMLA to permit the Employee to be absent from work during that period.

Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.
To the extent a record of an Employee’s hours of employment is not maintained by the Company or an Affiliate, the Employee shall be credited with 10 Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service.
All Hours of Service shall be determined and credited to computation periods in accordance with reasonable standards and policies consistent with United States Department of Labor (“Department of Labor”) regulations section 2530.200b-2(b) and (c).

(u)
“ISC Employee” means all Eligible Employees who were employed by the Company or any Affiliate on February 22, 2010, other than those Eligible Employees who, as of February 22, 2010, were employed by First Advantage Corporation or any of its subsidiaries.

(v)	“ISC Participant” means a Participant in this Plan who, as of February 22, 2010, was a Participant in First American Corporation 401(k) Savings Plan.”

(w)
“Investment Fund” means any of the funds that the Committee may from time to time designate, each of which may hold, in addition to the primary investment assets described for the fund, a reasonable amount of cash, liquid assets, and such other assets as may be specified in the fund’s prospectus to facilitate the appropriate administration of the Investment Fund and this Plan. One Investment Fund shall be the Company Stock Fund, which is a pool of assets maintained by the Trustee, invested in Company Stock (except for cash or cash equivalents pending distribution or investment and a short-term investment component which may be retained in the Committee’s discretion to provide liquidity for such fund).

The Plan is intended to constitute a plan described in ERISA section 404(c) and Department of Labor regulations section 2550.404c-1 and will be administered in accordance with the requirements for such a plan. Participants, Beneficiaries and Alternate Payees shall assume all risks in connection with any decrease in the value of any assets or funds that may be invested or reinvested in the Investment Funds. Neither the Company, any Employer, any employee or director of any Employer or the Company, the Committee, any member of the Committee, or any fiduciary with respect to the Plan shall be liable to any Participant, Beneficiary, or Alternate Payee with respect to the Participant’s, Beneficiary’s, or Alternate Payee’s Investment Elections, including (without limitation) any losses which are the direct and necessary result of Investment Elections made by the Participant, Beneficiary, or Alternate Payee and including any investment of the Participant’s Account which is made if the Participant , Beneficiary, or Alternate Payee fails to make an affirmative Investment Election.

(x)
“Leased Employee” means any person defined as such by Code section 414(n). In general, a Leased Employee is any person who is not otherwise an Employee of the Company or an Affiliate (referred to collectively as the “recipient”) who pursuant to an agreement between the recipient and any other person (“leased organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient. No Leased Employee shall be an Eligible Employee or a Participant in this Plan.

(y)
“Matching Contributions” means the matching contributions, as described Plan section 5.1 made by an Employer on behalf of a Participant that are conditioned on Pretax Deferrals made on behalf of the Participant. Matching Contributions shall satisfy the additional requirements of Code section 401(k)(3)(D) and related regulations to qualify as qualified matching contributions within the meaning of Treasury regulation section 1.401(k)-1(g)(13)(i), so that they may be used in the actual deferral percentage test of Code section 401(k), as provided in Plan section 4.6, or the contribution percentage test of Code section 401(m), as provided in Plan section 5.4.

(z)
“Participant” means any Eligible Employee who becomes a Participant as provided in Article 3 and includes, where appropriate to the context, any former or inactive Participant described in Plan sections 3.3 and 3.4.

(aa)
“Pay” means all wages, salary, commissions, overtime and cash bonuses paid to an Employee, while a Participant, by an Employer. Pay shall be determined before any reduction for elective contributions that are made by the Employer on behalf of the Employee and that are not includible in gross income under Code section 125, relating to deferrals under a cafeteria plan, Code section 402(e)(3), relating to deferral under a qualified cash or deferred arrangement (including Pretax Deferrals under this Plan), or elective amounts not includible in gross income by reason of Code section 132(f)(4), relating to qualified transportation fringe benefits. Pay shall not include compensation deferrals or distributions made under any non-qualified deferred compensation plan of the Employer.

Pay of each Participant taken into account for determining all benefits provided under this Plan, and allocations of Profit Sharing Contributions, for any Plan Year shall not exceed $200,000 ($245,000 in 2010), as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). If a determination period (as distinguished from the period during which the Employee is a Participant) consists of fewer than 12 months, the Pay limit under this paragraph is an amount equal to the otherwise applicable Pay limit multiplied by a fraction, the numerator of which is the number of whole and fractional months in the short determination period, and the denominator of which is 12.
The family aggregation rules contained in the Code shall not apply.

(bb)	“Plan” means the CoreLogic, Inc. 401(k) Savings Plan as set forth herein and as amended from time to time.

(cc)	“Plan Year” means the calendar year.

(dd)	“Pretax Deferrals” means the contributions made by the Employer on behalf of a Participant pursuant to the Participant’s election to reduce Compensation, as described in Plan section 4.1.

(ee)
“Profit Sharing Contributions” means the discretionary contribution, if any, determined by the Board or its delegate to be made to the Trust Fund and allocated to Participant Accounts under Plan section 6.1. Profit Sharing Contributions shall satisfy the additional requirements of Code section 401(k)(3)(D) and related regulations to qualify as qualified nonelective contributions within the meaning of Treasury regulation section 1.401(k)-1(g)(13)(ii), so that they may be used in the actual deferral percentage test of Code section 401(k), as provided in Plan section 4.6, or the contribution percentage test of Code section 401(m), as provided in Plan section 5.4.

(ff)	“Rollover Contributions” means those contributions made by a Participant pursuant to Plan section 6.3.

(gg)	“Roth Catch Up Contributions” means the contributions made by the Employer on behalf of a Participant pursuant to the Participant’s election to reduce Compensation, as described in Plan section 4.9.

(hh)	“Roth Deferrals” mean elective deferrals that are:

(1)
Designated irrevocably by the Participant at the time of the cash or deferred election as Roth elective deferrals that are being made in lieu of all or a portion of the Pretax Deferrals the Participant is otherwise eligible to make under the Plan; and

(2)	Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(ii)	“Roth Rollover Contributions” means those contributions made by a Participant pursuant to Plan section 6.3.

(jj)	“Roth In-Plan Rollover” means a transfer made by a Participant pursuant to Plan section 6.4.

(kk)
“Separation from Service” means any termination of the employment relationship between an Employee and the Company and all Affiliates for reasons such as resignation, discharge, death, Disability or retirement, but only if that termination of employment constitutes a “severance from employment” within the meaning of Code section 401(k)(2)(B)(i)(I). A Separation from Service shall not occur for an Employee if:

(1)	The Employee transfers to a position with the Company or an Affiliate in which the Employee is no longer an Eligible Employee;

(2)	The Employee goes on a leave of absence authorized by the Company or an Affiliate, so long as the Employee returns to active employment upon expiration of such leave;

(3)	The Employee transfers to employment with another Employer or an Affiliate which is not a participating Employer; or

(4)	The Committee determines that the employee has not had a severance from employment for purposes of Code section 401(k)(2)(B)(i)(I).

(ll)	“Trust Agreement” means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

(mm)	“Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

(nn)	“Trustee” means the Fidelity Management Trust Company or any other legal or natural person or persons selected by the Board to act as trustee under any Trust Agreement at any time.

(oo)	“Valuation Date” means each business day of each Plan Year.

2.2     Gender and Number
Except when otherwise indicated by the context, any masculine or feminine terminology in this document shall also include the other gender, and the use of any term in the singular or plural shall also include the opposite number.
2.3     Requirement to Be in “Written Form”
Various notices provided by the Company or Committee, and various elections made by a Participant are required to be in written form. Except as otherwise provided under Treasury or Department of Labor regulations or other guidance, these notices and elections may be conveyed through an electronic system.
Article 3.     Participation and Service
3.1     Date of Participation
Each Eligible Employee shall become a Participant in the Plan as soon as practicable following the later of the following:

(a)	The Eligible Employee attains age 18; and

(b)	The Eligible Employee completes 1 Hour of Service as an Eligible Employee with the Company or an Affiliate.
An Eligible Employee who is otherwise eligible to participate in the Plan but is then on an approved leave of absence shall not be eligible to become a Participant until the Eligible Employee is first credited with an Hour of Service following the leave of absence. Notwithstanding anything herein to the contrary, all ISC Employees who, as of February 22, 2010 were participants in The First American Corporation 401(k) Savings Plan shall automatically become Participants on February 23, 2010.
3.2     Acquisitions
In the event a business entity becomes an Affiliate or a part of the Company or an Affiliate, the Board or the Committee, as authorized by the Board, in its discretion, may, in connection with such event, waive, shorten or lengthen, on a nondiscriminatory basis, the minimum service requirement of Plan section 3.1(b) with respect to Eligible Employees of the entity at the time of the acquisition. Notwithstanding the foregoing, no waiver or shortening of the minimum service requirement shall occur if such action would cause the Plan to be unable to meet the ratio percentage test of Code section 410(b)(1) and related Treasury regulations, relating to minimum coverage requirements for qualified plans. Any action taken to waive or shorten the minimum service requirement under this paragraph shall be recorded in an added Appendix, which shall be updated by the Committee at such times as may be appropriate.

3.3     Duration
Subject to Plan section 3.4, an Eligible Employee who becomes a Participant shall remain a Participant until the Employee has a Separation from Service, and shall be a former Participant thereafter for as long as the individual is entitled to receive any benefits under this Plan. A Participant or an Employee other than an Eligible Employee who has completed the requirements of Plan section 3.1 shall, if the Employee has a Separation from Service and is subsequently reemployed as an Eligible Employee, become a Participant as soon as practicable following the date of reemployment. An Employee who has not completed such requirements on the date of Separation from Service shall become a Participant after the Employee’s rehire on the date determined pursuant to Plan section 3.1.
3.4     Transfers
An Employee who becomes an Eligible Employee shall become a Participant on the first day of the calendar month coincident with or next following the later of the date that the Employee first performs duties as an Eligible Employee or the date prescribed under Plan section 3.1.
Any Participant who ceases to be an Eligible Employee but who remains employed by the Company or an Affiliate shall become an inactive Participant. An inactive Participant shall not be eligible to elect Pretax Deferrals or to share in any allocation of Profit Sharing Contributions with respect to Pay and Compensation earned on or after the date on which the Employee ceased to be an Eligible Employee and the Employee’s Account shall continue to be held under the Plan until the Employee becomes entitled to a distribution under other provisions of the Plan.
3.5     Qualified Military Service
If a Participant is absent from employment for voluntary or involuntary military service with the armed forces of the United States and returns to employment within the period required under the law pertaining to veterans’ reemployment rights, the Participant shall receive service for the period of absence from employment. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).
Article 4.     Elective Deferrals
4.1     Amount of Deferral

(a)
Pretax Deferrals. Each Participant who is a Highly Compensated Employee may elect to have the Employer contribute on the Participant’s behalf as Pretax Deferrals an amount that is equal to any whole percentage from one percent to fifteen percent of the Participant’s Pay from such Employer during the period for which the election is in effect. Each Participant who is not a Highly     Compensated Employee may elect to have the Employer contribute on the Participant’s behalf as Pretax Deferrals an amount that is equal to any whole percentage from one percent to sixty percent of the Participant’s Pay from such Employer during the period for which the election is in effect. No benefits other than Matching Contributions shall be conditioned on a Participant’s election to make Pretax Deferrals under this Plan.

Each Eligible Employee who has never made an election pursuant to section 4.1, shall be deemed to have elected to contribute three percent of his or her Pay as Pretax Deferrals, effective with his or her February 9, 2007 paycheck, unless such Eligible Employee affirmatively elects, prior to the end of the pay period to which such deemed election relates, not to make Pretax Deferrals. Employees, other than ISC Employees, who become Eligible Employees after January 1, 2007, shall be deemed to have elected to contribute three percent of their Pay as Pretax Deferrals, effective sixty days after becoming an Eligible Employee (or, if later, thirty days after becoming a Participant pursuant to Plan section 3.1), unless such Eligible Employee affirmatively elects, prior to the end of the pay period to which such deemed election relates, not to make Pretax Deferrals. Such deemed election shall remain in effect until the date (if any) on which a subsequent valid election is made by the Participant in accordance with Article 4.
The Participant’s election and changes in any such election shall be made in accordance with the rules set forth in this section 4.1 and such other administrative rules as the Committee may prescribe. The Committee shall prescribe such procedures and provide such forms as may be necessary or appropriate to implement the timing and making, changing or stopping of Pretax Deferrals.

(b)
Roth Deferrals. Effective September 1, 2011, each Participant who is a Highly Compensated Employee may elect to have the Employer contribute on the Participant’s behalf as Roth Deferrals an amount that is equal to any whole percentage from one percent to fifteen percent of the Participant’s Pay from such Employer during the period for which the election is in effect. Each Participant who is not     a Highly Compensated Employee may elect to have the Employer contribute on the Participant’s behalf as Roth Deferrals an amount that is equal to any whole percentage from one percent to sixty percent of the Participant’s Pay from such Employer during the period for which the election is in effect. No benefits other than Matching Contributions shall be conditioned on a Participant’s election to make Roth Deferrals under this Plan.

Automatic enrollment, as described in subsection (a) above, in     which each Eligible Employee who has never made an election pursuant to section 4.1, shall be deemed to have elected to contribute three percent of his or her Pay as Pretax Deferrals, shall not be applicable for Roth Deferrals.
The Participant’s election and changes in any such election shall be made in accordance with the rules set forth in this section 4.1 and such other administrative rules as the Committee may prescribe. The Committee shall prescribe such procedures and provide such forms as may be necessary or appropriate to implement the timing and making, changing or stopping of Roth Deferrals.
4.2     Excess Deferrals

(a)
In accordance with Code section 401(a)(30), this Plan and all other plans of the Company and Affiliates shall not permit elective     deferrals (including Pretax Deferrals and Roth Deferrals under this Plan) to exceed the limit prescribed under Code section 402(g) for the Participant’s taxable year. The Committee shall adopt procedures designed to prevent this limit from being exceeded and to cause Pretax Deferrals and/or Roth Deferrals (and the corresponding salary reductions) that have been elected by the Participant to be stopped at any time during the Participant’s taxable year when this limit has been reached.

The rules of this Plan section 4.2(a) shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n), and (o).

(b)
In addition, the Committee shall adopt reasonable procedures to assist a Participant in fulfilling the Participant’s responsibility of ensuring that Pretax Deferrals and/or Roth Deferrals made on behalf of the Participant under this Plan for the Participant’s taxable year do not exceed the limit prescribed under Code section 402(g) less any other elective deferrals made on behalf of     the Participant by someone other than the Company or an Affiliate. If the Participant notifies the Committee in writing no later than     March 1 following the Participant’s taxable year of the amount of any excess Pretax Deferrals and/or Roth Deferrals under this subsection for such taxable year, the Plan may, but need not,     distribute such excess (and any income or investment gains or losses allocable to such excess through the end of the taxable year for which the contribution was made) to the Participant no later than April 15 following such taxable year.

(c)
The Participant will be treated as having a calendar taxable year, unless the Participant notifies the Committee differently, in     writing, before the beginning of the Participant’s taxable year or, if later, by the date that the Employee first becomes a Participant.

(d)	For purposes of this Plan section 4.2, “elective deferrals” includes:

(1)	Employer contributions to a qualified cash or deferred arrangement to the extent excluded from the Participant’s gross income for the taxable year pursuant to Code section 402(a)(8);

(2)	Employer contributions to a simplified employee pension to the extent excluded from the Participant’s gross income for the taxable year under Code section 402(h)(1)(b);

(3)	Employer contributions to purchase an annuity contract under Code section 403(b) under a salary reduction agreement; and

(4)	Employer contributions to the extent included in the Participant’s gross income for the taxable year to a designated Roth contribution program pursuant to Code section 402A.

(e)
Excess Pretax Deferrals and/or Roth Deferrals that are distributed from the Plan under Plan section 4.2 shall not be included as an Annual Addition for purposes of Plan section 7.2 and Code section 415.

(f)
Excess Pretax Deferrals and/or Roth Deferrals of Participants who are Highly Compensated Employees are taken into account for purposes of the actual deferral percentage test of Code section 401(k), as provided in Plan section 4.6, even if they are distributed under this section. Excess Pretax Deferrals and/or Roth     Deferrals of Participants who are not Highly Compensated Employees are not taken into account for purposes of the actual deferral percentage test of Code section 401(k), as provided in Plan section 4.6, to the extent they are distributed under Plan section 4.2 because they are prohibited by Code section 401(a)(30) and Plan section 4.2(a).

(g)
The Committee shall adopt reasonable procedures for coordinating distributions of excess Pretax Deferrals and/or Roth Deferrals and allocable income under Plan section 4.2 and Plan section 4.7 in     accordance with applicable Treasury regulations. Allocable income and investment gains or losses shall be determined in the manner described in Plan section 4.7. The amount of any excess deferrals for a Plan Year that may be distributed under Plan section 4.2 shall be reduced by the amount of excess contributions previously distributed to the Participant under Plan section 4.7.

(h)
Excess Pretax Deferrals and/or Roth Deferrals that are distributed under Plan section 4.2 shall be included in the Participant’s gross income for the taxable year during which the Pretax Deferrals     and/or Roth Deferrals were made. Income and investment earnings     allocable to the excess Pretax Deferrals and/or Roth Deferrals are includible in the Participant’s gross income for the taxable year in which distributed.

(i)
The distribution described in Plan section 4.2 may be made notwithstanding any other Plan provision. Furthermore, if such a distribution is necessary and a Participant has contributed both Pretax Deferrals and Roth Deferrals for the applicable period, the total amount of the distribution shall be allocated on a pro-rata basis between Pretax Deferrals and Roth Deferrals. The corrective distribution of excess Pretax Deferrals and/or Roth Deferrals and allocable income is not subject to the early distribution tax of Code     section 72(t) and is not treated as a distribution for purposes of applying excise taxes under Code section 4980A, the direct rollover rules of Code section 401(a)(31), or the mandatory withholding rules of Code section 3405(c).

4.3     Elections
Each Participant (or Employee expected to become a Participant by the time that the election will take effect) shall make the election described in Plan section 4.1.
The election shall be made by completing and returning the election form made available by the Committee in the time and manner prescribed by the Committee. In addition, the election may be made using any system of telephonic or other verbal or electronic communication (including computer data diskette) that has been authorized and approved by the Committee for making certain elections under the Plan. Elections shall remain in effect until a new election to begin, stop, increase, or decrease the Participant’s Pretax Deferrals and/or Roth Deferrals is received by the recordkeeper.
Notwithstanding the foregoing or any Plan provision to the contrary, effective February 23, 2010, no effect shall be given to a Participant’s election that, with respect to any pay period, would otherwise have the effect of causing the Plan to invest more than thirty percent (30%) of such Participant’s Pretax Deferrals and/or Roth Deferrals for such pay period in Company Stock. Notwithstanding the foregoing, with respect to any Participant whose Pretax Deferral election in effect at 4:00 pm Eastern Time on February 22, 2010 directs the Plan to invest more than thirty percent (30%) of such Participant’s Pretax Deferrals into Company Stock, the amount of Pretax Deferrals subject to such election that exceed thirty percent (30%) shall thereafter be directed into the Plan’s Investment Fund having as its investment objective an optimal return based upon the retirement year that is closest to the year in which such Participant would attain age 65. The election described above may be changed in accordance with this Plan section 4.3.
4.4     Compensation Reduction
`Each Participant who makes an election to have the Employer contribute a percentage of the Participant’s Pay as Pretax Deferrals and/or Roth Deferrals shall, by the act of making such election, agree to have such Pay reduced by an equivalent amount for so long as the election remains in effect. The Participant’s Pay shall not be reduced to the extent that the Employer does not contribute the Pretax Deferrals and/or Roth Deferrals to the Plan on behalf of the Participant.
4.5     Transfer and Crediting of Elective Deferrals
Pretax Deferrals and/or Roth Deferrals shall be transferred to the Trust Fund as soon as practicable after each payroll payment date and in no event later than the fifteenth business day after the end of the calendar month in which the corresponding amount would have been paid to the Participant in the absence of the Pretax Deferral and/or Roth Deferral election, unless an extension is available pursuant to relevant law. Pretax Deferrals and/or Roth Deferrals shall be credited to the Participant's Pretax Deferral Account and/or Roth Deferral Account, respectively, as of the payroll payment date on which the amount deferred would have been paid in the absence of the Pretax Deferral and/or Roth Deferral election under Plan section 4.1. Such amounts, however, shall not be eligible to share in investment results until received by the Trust Fund.
4.6     Restrictions on Elective Deferrals
The rules of this Plan section 4.6 shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n), and (o).
As of the last day of each Plan Year and at such other times throughout the Plan Year as the Committee may determine, the Committee shall require testing of Pretax Deferrals and Roth Deferrals, along with any other Employer contributions, such as Matching or Profit Sharing Contributions, that the Committee elects to include in this testing in accordance with applicable conditions specified under Code section 401(k) and related Treasury regulations (provided that such contributions have not been counted in the contribution percentage test of Code section 401(m), as provided in Plan section 5.4, or, with respect to Profit Sharing Contributions, the general nondiscrimination requirements of Code section 401(a)(4) and related Treasury regulations), to assure that the “actual deferral percentage,” as defined below, for the Plan Year of Participants who are Highly Compensated Employees does not exceed the limits specified herein. The actual deferral percentage for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the greater of:

(a)	The product of 1.25 and the actual deferral percentage for the current Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year; or

(b)	The lesser of:

(1)	The product of two and the actual deferral percentage for the current Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year, or

(2)	The actual deferral percentage for the current Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year plus two percentage points.
By an amendment to the Plan, the Committee may elect to apply paragraphs (a) and (b) by using the preceding Plan Year rather than the current Plan Year except that such election may not be changed unless permitted by the Internal Revenue Service.
The term “actual deferral percentage” for each group of Participants for any period shall be the average of the ratios (calculated separately for each Participant in such group, of the amount of Pretax Deferrals and Roth Deferrals (and any other Employer contributions that the Company elects to include in this testing in accordance with applicable conditions specified under Code section 401(k) and related Treasury regulations) made on behalf of the Participant for the Plan Year to that Participant’s Compensation earned while a Participant for the Plan Year. Such ratios and the actual deferral percentage for each group shall be calculated to the nearest one-hundredth of 1 percent of an Eligible Employee’s Compensation. To the extent required by Treasury regulations, excess Pretax Deferrals and/or Roth Deferrals under Plan section 4.2 shall be treated as a Pretax Deferral and/or Roth Deferral amount elected under Plan section 4.1 and contributed to the Plan, whether or not such excess Pretax Deferral and/or Roth Deferral is distributed under Plan section 4.2.
Advance testing done under Plan section 4.6 shall be based on a Participant’s annual rate of Compensation (not Pay) while a Participant in effect at the time of the testing, and corrections made to reduce the amount in excess of the maximum permissible deferral percentage shall be made from Compensation to be earned for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of Plan section 4.6 shall be based on the Participant’s actual Compensation while a Participant and total Pretax Deferrals and Roth Deferrals for the Plan Year. The Committee is authorized to restrict the Pretax

Deferrals and/or Roth Deferrals of Highly Compensated Employees in a uniform manner if it determines, based on advance testing done during the Plan Year, that such restriction is necessary or appropriate to assure final Plan Year compliance with restrictions of Plan section 4.6.
If, for purposes of Code section 401(a)(4) or 410(b), this Plan is aggregated with one or more other plans that include qualified cash or deferred arrangements, then the cash or deferred arrangements of this Plan and such other plans shall be treated as one arrangement for purposes of Plan section 4.6. If any Highly Compensated Employee is a participant under two or more qualified cash or deferred arrangements of the Company or an Affiliate, all such cash or deferred arrangements shall be treated as one such arrangement for purposes of determining the actual deferral percentage of the Highly Compensated Employee.

(c)
Change in Plan Coverage. If a Plan results from, or is otherwise affected by, a Change in Plan Coverage (described below) that becomes effective during a Plan Year, then the actual deferral percentage for the Non-Highly Compensated Employees for the prior Plan Year is a weighted average determined in accordance with IRS rules.

(1)	The term “Change in Plan Coverage” means a change in the group or groups of Eligible Employees under a Plan on account of:

(D)	The establishment or amendment of a plan;

(E)	A plan merger, consolidation, or spinoff under Code section 414(l);

(F)	A change in the way plans within the meaning of Code section 414(l) are combined or separated for purposes of IRS regulation 1.401(k)-1(g)(11) (relating to permissive aggregation of plans); or

(G)	A combination of any of the foregoing.

(d)
Reductions During Plan Year. If the Committee determines before the end of any Plan Year that the limitation under Plan section 4.6 might not be satisfied, the Committee may reduce the future Pretax Deferrals and/or Roth Deferrals of the Highly Compensated Employees such that the amount of a Highly Compensated Employee’s future Pretax Deferrals and/or Roth     Deferrals do not exceed such Contributions of any other Highly     Compensated Employee, or to the extent permitted by law, in such other manner as the Committee may decide.

4.7     Refunds of Excess Elective Deferrals

If, at the end of the Plan Year, the actual deferral percentage of Highly Compensated Employees determined under Plan section 4.6 exceeds the maximum deferral percentage permitted for the Plan Year under that section, then amounts shall be refunded to such Highly Compensated Employees in accordance with this Plan section 4.7.
Within 12 months after the end of the Plan Year, the excess amounts of Pretax Deferrals and/or Roth Deferrals, along with any income and investment gains or losses attributable thereto through the end of the taxable year for which the Pretax Deferrals and/or Roth Deferrals were made, for the Highly Compensated Employees shall be distributed to such Participants in the order of their actual deferral amounts, beginning with the Highly Compensated Employees with the highest deferral amount, until the limitations of Plan Section 4.6 and Plan Section 4.7 are met. If such a distribution is necessary and a Participant has contributed both Pretax Deferrals and Roth Deferrals for the applicable period, the total amount of the distribution shall be allocated on a pro-rata basis between Pretax Deferrals and Roth Deferrals.
When the distributions required by this section are made, the limitation of Plan section 4.6 is deemed satisfied even though the average deferral percentage of the Highly Compensated Employees recomputed after the distributions may still exceed the limitation of Plan section 4.6.

The distribution described in Plan section 4.7 may be made notwithstanding any other Plan provision. The corrective distribution of excess Pretax Deferrals and/or Roth Deferrals and allocable income is not subject to the early distribution tax of Code section 72(t) and is not treated as a distribution for purposes of applying excise taxes under Code section 4980A, the direct rollover rules of Code section 401(a)(31), or the mandatory withholding rules of Code section 3405(c).
Excess Pretax Deferrals and/or Roth Deferrals distributed under Plan section 4.7 for any Plan Year shall be reduced by the excess Pretax Deferrals and/or Roth Deferrals previously distributed under Plan section 4.2 for the taxable year of the Participant that ends in the same Plan Year. Similarly, excess Pretax Deferrals and/or Roth Deferrals distributed under Plan section 4.2 for the Participant’s taxable year shall be reduced by the excess Pretax Deferrals and/or Roth Deferrals previously distributed under Plan section 4.7 for the Plan Year beginning in the same taxable year of the Participant.
Notwithstanding any other provision of this Plan to the contrary, the Committee shall take steps to ensure that Plan section 4.7 is interpreted and administered so as to comply with applicable legal requirements for the determination of what amounts constitute excess

Code section 401(k) elective deferrals and for the return of such excess amounts and any income and investment gains and losses attributable thereto through the end of the Plan Year in which the excess elective deferrals were made. All determinations under Plan section 4.7 shall comply with Code section 401(k) and the Treasury regulations thereunder. The Committee shall keep adequate records to show compliance with these requirements. In the event of any conflict between the provisions of Plan section 4.7and the provisions of the Code and the Treasury regulations thereunder, the provisions of the Code and such regulations shall control.
4.8     Rights of Returning Servicemen
A person who leaves employment with an Employer for military service, and who returns to employment with the Employer or an Affiliate, and within the time prescribed by law for reinstatement of the Participant’s employment rights, and who thereby initially becomes a Participant or who resumes participation in the Plan, shall have the right to make up Pretax Deferrals, Roth Deferrals, Pretax Catch Up Contributions, and/or Roth Catch Up Contributions in accordance with this section.

(a)
Period for Make-Up Contributions. Such Participant’s make-up period, that shall begin on the date of reemployment, shall be equal to three times the period of military service, up to a maximum of five years.

(b)
Amount of Make-Up Contributions. For all or part of the Participant’s period of military service, such Participant may make Pretax Deferrals and/or Roth Deferrals at any of the rates permitted under section 4.1 that were in effect during this period of military service. Such contributions shall be made by payroll reduction over the interval specified by the Participant that is consistent with (a) above. The basis for making such contributions shall be such Participant’s average Compensation during the 12-month period immediately prior to entry into military service. Such contributions shall be in addition to any Pretax Deferrals and/or Roth Deferrals the Participant is making under Plan section 4.1 for the current period of employment.

(c)
Adjustment, Suspension, or Resumption. Such make-up contributions may be adjusted, suspended, or resumed by such Participant as provided in Plan section 4.3 during the make-up period specified in (a) above, but there shall be no penalty for any discontinuance of such contributions.

(d)	Employer Matching Contributions. The Employer shall make Matching Contributions in accordance with Article 5 that match such make-up Pretax Deferrals and/or Roth Deferrals.

(e)
Employer Profit Sharing Contributions. For each Plan Year during which a Participant was in military service that a Discretionary Profit Sharing Contribution was made by the Employer, the Employer shall make a Discretionary Profit Sharing Contribution for the period of military service at the rate of Compensation (determined under paragraph (b) above) that applied, to other Participants for that Plan Year, such contribution to be allocated to such Participant as provided in Article 6.

(f)
Limitations Not Applicable. The limitations and restrictions of Plan section 4.6, and Code sections 415 and 414(a) shall not be applicable to any Participant make-up Pretax Deferrals, Roth Deferrals, Matching Contributions, Discretionary Profit Sharing Contributions, Pretax Catch Up Contributions, or Roth Catch Up Contributions with respect to the year in which such contributions are made, and such limitations shall apply for the year for which the contributions are made only to the extent provided by rules prescribed by the Secretary of the Treasury.

(g)
Earnings, Gains, or Losses. Such make-up contributions, Matching Contributions, and Discretionary Profit Sharing Contributions shall not be credited with any earnings, gains, or losses on such contributions, nor shall any forfeitures be credited to the Participant’s Account, with respect to the period during which the Participant was in military service.

4.9     Catch Up Provisions
Each Participant who will have attained age 50 before the close of the Plan Year shall be eligible to make Pretax Catch Up Contributions and/or Roth Catch Up Contributions (collectively “Catch Up Contributions”) in accordance with, and subject to the limitations of Code section 414(v). Each Participant who is a Highly Compensated Employee and eligible to make Catch Up Contributions may elect to have the Employer contribute on the Participant’s behalf as Catch Up Contributions an amount that is equal to any whole percentage from one percent to fifteen percent of the Participant’s Pay from such Employer during the period for which the election is in effect. Each Participant who is eligible to make Catch Up Contributions and is not a Highly Compensated Employee may elect to have the Employer contribute on the Participant’s behalf as Catch Up Contributions an amount that is equal to any whole percentage from one percent to sixty percent of the Participant’s Pay from such Employer during the period for which the election is in effect.
Such Catch Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch Up Contributions. Elections to make Catch Up Contributions must be made in accordance with uniform procedures established by the Committee. The amount of Pretax Deferrals and/or Roth Deferrals in excess of an otherwise applicable limit shall be determined as of the end of each Plan Year by comparing the total Pretax Deferrals and/or Roth Deferrals for the Plan Year with the otherwise applicable limits. If, at the end of each Plan Year, the Catch Up Contributions fail to exceed otherwise applicable limits they shall be re-characterized as Pretax Deferrals and/or Roth Deferrals (as applicable) made by the Participant pursuant to section 4.1. “Otherwise applicable limits” shall include statutory limits (limits contained in the Code on elective deferrals or annual additions permitted to be made under the Plan), Employer-provided limits (limits imposed on elective deferrals by the terms of this Plan), and the actual deferral percentage limit.
Catch Up Contributions elected under this section will not entitle the Participant to an additional Employer matching contribution. In the event it is later determined that the contribution is not a Catch Up Contribution because it is less than the otherwise applicable limits the Catch Up Contribution will be re-characterized as a Pretax Deferral and/or Roth Deferral, as appropriate, and Employer matching contributions shall be made in accordance with section 5.1.

Article 5.     Matching Contributions
5.1     Matching Contributions
The Company may make discretionary Matching Contributions in such amounts, and at such times, if any, as shall be determined in its sole discretion by the Board of Directors or its delegate (“Discretionary Matching Contributions”). Contributions may be made in the form of cash, Company Stock or a combination of the two, as determined by the Committee. Discretionary Matching Contributions, if any, shall be allocated as a specified percentage of the amount of Pretax Deferrals and/or Roth Deferrals made during the Plan Year on behalf of Participants who are employed by the Company or an Affiliate on the last business day of the Plan Year, or who have died, retired, or incurred a Disability during the Plan Year.
For purposes of this Plan section 5.1, a Participant will be treated as having retired during the Plan Year if the Participant has a Separation from Service upon attaining Normal Retirement Age or age 55 with three years of service with the Company or an Affiliate, measured from the later of the Employee’s Date of Hire or attainment of age 18.

In computing service with the Company or an Affiliate, the Employee shall be credited with one full year of service for each Plan Year in which the Employee is credited with at least 1,000 Hours of Service and, if the Employee is credited with Hours of Service for less than the full Plan Year, the Employee shall be credited with a fractional year of service where the Hours of Service credited during the Plan Year would, if annualized, equal or exceed 1,000. A “fractional year” shall mean the quotient of the number of completed months for which the Employee receives credit for Hours of Service, divided by 12.
For purposes of this section 5.1, if a Leased Employee later becomes an Employee, the period of employment during which the individual was a Leased Employee performing services for the Company or an Affiliate shall be recognized as service, subject to the above rules.
5.2     Overall Conditions on Matching Contributions
Notwithstanding any Plan provision to the contrary, any Matching Contribution (including any investment gain attributable thereto) that relates to an excess Pretax Deferral and/or Roth Deferral under Plan section 4.2 shall be forfeited, any Matching Contribution that relates to an excess Pretax Deferral and/or Roth Deferral under Plan section 4.6 shall be forfeited, and any excess Matching Contributions (including any investment gain attributable thereto) under Plan sections 5.4 and 5.5 shall be forfeited. These corrective steps shall be taken within 12 months after the end of the Plan Year to which such Matching Contributions relate. The forfeited amounts shall not be treated as a Matching Contribution with respect to the Participant of the Plan Year. Calculation of investment gain attributable to excess Matching Contributions shall conform to the requirements of Regulations section 1.401(m)-1(e)(3)(ii).
5.3     Transfer and Crediting of Matching Contributions
Matching Contributions may be made in either cash, Company Stock, or a combination of the two as determined by the Company in its sole discretion. Matching Contributions shall be transferred to the Trust Fund in accordance with procedures established by the Committee, but in no event later than the due date (including extensions) for filing the Company’s federal income tax return for the taxable year in which ends the Plan Year to which the Matching Contribution relates. Matching Contributions shall be credited to the Participant’s Matching Account as of the last day of the Plan Year for which they are made. However, no Matching Contributions shall be eligible to share in investment results until received by the Trust Fund.
5.4     Restrictions on Matching Contributions

The rules of this Plan section 5.4 shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n), and (o).
As of the last day of each Plan Year and at such times throughout each Plan Year as the Committee may determine, the Committee shall require testing of Matching Contributions, along with any other Employer contributions, such as Pretax Deferrals, Roth Deferrals or Profit Sharing Contributions, that the Committee elects to include in such testing in accordance with applicable conditions specified under Code section 401(m) and related Treasury regulations (provided that such contributions have not been counted in the actual deferral percentage test of Code section 401(k), as provided in Plan section 4.6, or, with respect to Profit Sharing Contributions, the general nondiscrimination requirements of Code section 401(a)(4) and related Treasury regulations), to assure that the “contribution percentage,” as defined below, for the Plan Year of Participants who are Highly Compensated Employees does not exceed the limits specified herein. The contribution percentage for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the greater of:

(a)	The product of 1.25 and the contribution percentage for the current Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year, or

(b)	The lesser of:

(1)	the product of two and the contribution percentage for the current Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year, or

(2)	the contribution percentage for the current Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year plus two percentage points.
By an amendment to the Plan, the Committee may elect to apply paragraphs 4.6(a) and 4.6(b) by using the preceding Plan Year rather than the current Plan Year except that such election may not be changed unless permitted by the Internal Revenue Service.
The term “contribution percentage” for each group of Participants shall be the average of the ratios, calculated separately for each Participant in such group, of all Matching Contributions (and any other Employer contributions that the Company elects to include in this testing in accordance with applicable conditions specified under Code section 401(m) and related Treasury regulations) made by or on behalf of the Participant for the Plan Year to that Participant’s Compensation earned while a Participant during the Plan Year.

Such ratios and the contribution percentage for each group shall be calculated to the nearest one-hundredth of one percent of an Eligible Employee’s Compensation.
If, for purposes of Code section 401(a)(4) or 410(b), this Plan is aggregated with one or more other plans that include employer matching or employee after-tax contributions subject to contribution testing under Code section 401(m), then this Plan and such other plans shall be treated as one arrangement when determining the contribution percentage for purposes of Plan section 5.4. If a Highly Compensated Employee participates in this Plan and one or more other plans of the Company or an Affiliate to which employer matching or employee after-tax contributions required to be tested under Code section 401(m) are made, all such contributions shall be aggregated for purposes of determining the Highly Compensated Employee’s contribution percentage.

(c)
Change in Plan Coverage. If a Plan results from, or is otherwise affected by, a Change in Plan Coverage, as defined in Plan section 4.6(c)(1), that becomes effective during a Plan Year, then the contribution percentage for the Non-Highly Compensated     Employees for the prior Plan Year is a weighted average     determined in accordance with IRS rules.

(a)
Targeted Matching Contribution Limit. A Matching     Contribution with respect to a Pretax Deferral and/or Roth Deferral for a Plan Year is not taken into account for purposes of the contribution percentage described in Plan section 5.4(a) for a Non-Highly Compensated Employee to the extent it exceeds the greatest of:

(5)	five percent (5%) of the Non-Highly Compensated Employee’s Code section 414(s) compensation the Plan Year;

(6)	the Non-Highly Compensated Employee’s Pre-Tax Deferrals and/or Roth Deferrals for the Plan Year; and

(7)	the product of two (2) times the Plan’s “representative matching rate” and the Non-Highly Compensated Employee’s Pretax Deferrals and/or Roth Deferrals for the Plan Year.
For purposes of this Plan section 5.4(d), the Plan’s “representative matching rate’ is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consist of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Pretax Deferrals and/or Roth Deferrals for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by an

Employer on the last day of the Plan Year and who make Pretax Deferrals and/or Roth Deferrals for the Plan Year).
For purposes of this Plan section 5.4(d), the “matching rate” for an Employee generally is the Matching Contributions made for such Employee divided by the Employee’s Pretax Deferrals and/or Roth Deferrals for the Plan Year. If the matching rate is not the same for all levels of Pretax Deferrals and/or Roth Deferrals for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Pretax Deferrals and/or Roth Deferrals are equal to six percent (6%) of Code section 414(s) compensation.
5.5     Correction of Excess Matching Contributions
If, at the end of the Plan Year, the contribution percentage of Highly Compensated Employees determined under Plan section 5.4 exceeds the maximum contribution percentage permitted for the Plan Year, then the following corrective steps shall be taken within 12 months after the end of the Plan Year.
Within 12 months after the end of the Plan Year, the excess Matching Contributions (along with income and investment gains and losses attributable thereto through the end of such Plan Year) for Highly Compensated Employees shall be distributed to such Participants in the order of each Highly Compensated Employee’s matching contributions amount, beginning with the Highly Compensated Employee with the highest matching contributions amount, until the limitations of Plan section 5.4 and Plan section 5.5 are met. The income and investment gains and losses attributable to excess Matching Contributions for the Plan Year that are distributed pursuant to this section 5.5 shall be determined by the same procedure as set forth in Plan section 4.7 for determining income attributable to excess Pretax Deferrals. When the corrections required by this section are made, the limitation of section 5.4 is deemed satisfied even though the average deferral percentage of the Highly Compensated Employees recomputed after the corrections required by this section may still exceed the limitation of section 5.4.
The distributions described in Plan section 5.5 may be made notwithstanding any other Plan provision. The corrective distribution of excess Matching Contributions and allocable income is not subject to the early distribution tax of Code section 72(t) and is not treated as a distribution for purposes of applying excise taxes under Code section 4980A, the direct rollover rules of Code section 401(a)(31), or the mandatory withholding rules of Code section 3405(c).
Notwithstanding any other provision of Plan section 5.5 to the contrary, the Committee shall take steps to ensure that this section is interpreted and administered so as to comply with applicable legal requirements for the determination of what amounts constitute excess contribution amounts under Code section 401(m) and for the return of such excess amounts and any income and investment gains and losses attributable thereto through the end of the Plan Year in which the excess contributions were made. All determinations under Plan section 5.5 shall comply with Code section 401(m) and the Treasury regulations thereunder. The Committee shall keep adequate records to show compliance with these requirements. In the event of any conflict between the provisions of Plan section 5.5 and the provisions of the Code and the Treasury regulations thereunder, the provisions of the Code and such regulations shall control.

Article 6.     Profit Sharing, Rollover and Other Contributions
6.1     Discretionary Profit Sharing Contributions

(a)
Amount and Timing. The Company may make Profit Sharing Contributions for a Plan Year in such amount, if any, as shall be determined by the Board of Directors or its delegate. Any such contributions, together with other contributions made under the Plan for the Plan Year, shall not exceed the amount currently deductible under Code section 404(a) (applied without regard to Code section 404(a)(5) relating to nonqualified plans.) Employer contributions, if any, for any Plan Year shall be deposited to the Trust Fund no later than the time prescribed for filing the Company’s federal income tax return (including extensions thereof) for the taxable year in which the Plan Year ends.

(b)
Allocations. Any Employer contribution for the Plan Year shall be credited as of the last business day of the Plan Year for which it is contributed (even though receipt of the Profit Sharing Contribution by the Trust Fund may take place after the close of the Plan Year) among the Profit Sharing Accounts of all Eligible Participants. Such contributions, however, shall not be eligible to share in investment results until received by the Trust Fund. Contributions may be made in the form of cash, Company Stock or a combination of the two, as determined by the Committee. The allocation shall be in the ratio that each Eligible Participant’s Compensation received while a Participant from that Employer during the Plan Year bears to the total Compensation during such Plan Year received by all Eligible Participants of the Employer. To the extent that any Eligible Participant is not entitled to a full allocation as a result of the limits specified in Article 7, the amount that cannot be allocated to such Participant shall be reallocated to the other Eligible Participants as provided in this subsection. Participants who did not receive Compensation or did not qualify as Eligible Participants during the Plan Year shall not be considered in determining the allocations.

(c)
Nondiscrimination Requirement. It is the express intent of this Plan that Profit Sharing Contributions, net of amounts counted as qualified nonelective contributions in the actual deferral percentage test of Code section 401(k), as described in Plan section 4.6, or in the contribution percentage test of Code section 401(m), as provided in Plan section 5.4, that are allocated to Participant’s Account for a Plan Year shall satisfy the nondiscrimination safe harbor of Treasury regulation section 1.401(a)(4)-2(b) for plans with a uniform allocation formula. Accordingly, notwithstanding any Plan provision to the contrary, the Committee shall take steps to ensure that Plan section 6.1 is interpreted and administered so as to comply with such requirements.

6.2     Correcting Contributions
In addition to other contributions, the Company shall pay a special, correcting contribution to the Trust Fund, as necessary, when directed to do so by the Committee to restore an amount to a missing person pursuant to Plan section 12.8 or to correct a mistake or omission in the allocation of contributions hereunder that cannot, when discovered, be practicably corrected by revising prior allocations.
6.3     Rollover Contributions
Amounts that a Participant has received from any other qualified employee benefit plan may, subject to the Committee’s approval and in accordance with uniform, nondiscriminatory procedures designed to protect the qualification and the integrity of this Plan, be transferred by the Participant to this Plan in cash, provided the following conditions are satisfied:

(b)
Amounts that have previously been distributed to the Participant from another qualified plan and rolled over to this Plan shall be fully vested and shall be credited to the Participant’s Pretax Rollover Account or Roth Rollover Account, as applicable.

(c)
The amount tendered to the Committee must have previously been received by the Participant as an eligible rollover distribution, as     described in Code section 402(c)(4), and must be transferred following a distribution from:

(3)	A plan qualified under Code section 401(a);

(4)	An individual retirement account subject to Code section 408(d)(3);

(5)	An annuity contract described in Code section 403(b);

(6)	An eligible deferred compensation plan described in Code section 457(b) which is maintained by an eligible employer described in Code section 457(e)(1)(A); or

(7)	A Roth deferral account under an applicable retirement plan described in Code section 402A(e)(1) but only to the extent the rollover is permitted under the rules of Code section 402(c).

(d)	The amounts tendered must not include amounts attributable to:

(2)	Taxpayer contributions to an individual retirement account or annuity under Code section 408, whether or not deductible under Code section 219;

(3)	Accumulated deductible employee contributions described in Code section 72(o)(5)(B); or

(4)	A Roth IRA described in Code section 408A.

(e)
The transfer to this Plan of amounts described in paragraph (b) shall only be accepted if the Participant presents to the Committee the IRS Form 1099 or equivalent, the original distribution check or a copy thereof, or such other evidence as the Committee may require to verify the nature of the amount and ensure that its receipt will not adversely affect the qualified status of this Plan.

(f)	Amounts must be received by the Committee not later than 60 days after a distribution was received by the Participant.

(g)
A distribution or other amount received under Plan section 6.3 may include a direct rollover of an eligible rollover distribution. The Committee may establish additional procedures, consistent with the provisions of the Code, regulatory guidance and Plan section 6.3, concerning the acceptance of direct rollovers or other eligible rollover distributions into this Plan.

Upon approval by the Committee, rollover amounts shall be transmitted to the Trust Fund, to be invested in such Investment Funds as the Participant may select in accordance with Article 9 and such rules and procedures as the Committee may establish for this purpose.
6.4    Roth In-Plan Rollover
Any vested amount from a Participant’s Plan Account (other than an amount held in a Roth Deferral Account, Roth Catch Up Account, or Roth Rollover Account) may, subject to the Committee’s approval and in accordance with uniform, nondiscriminatory procedures designed to protect the qualification and the integrity of this Plan, be transferred to such Participant’s Roth In-Plan Rollover Account through an in-kind transaction. However, an amount in a Participant’s eligible Plan Account is not eligible for a Roth In-Plan Rollover, unless it satisfies the rules for distribution under the Code and is an eligible rollover distribution as defined in Code section 402(c)(4).
If a Participant has not had a severance from employment with the Employer, a Roth In-Plan Rollover from the Participant’s Plan Account (other than a Roth Deferral Account, Roth Catch Up Account, or Roth Rollover Account) is permitted only if such Participant has reached age 59-½, suffers a Disability, or receives a “qualified reservist distribution” pursuant to Plan section 8.11. In the event of a Participant’s death, a Roth In-Plan Rollover can be elected by a Beneficiary only if he or she is a surviving spouse and by an alternate payee only if he or she is a spouse or former spouse.
Roth In-Plan Rollovers will comply with Internal Revenue Service Notice 2010-84, Code section 402(c)(4) and any subsequent guidance issued thereunder.
Article 7.     Maximum Contributions and Benefit Limitations
7.1     Limitation on Annual Addition
Notwithstanding anything to the contrary contained in this Plan, and except to the extent permitted under Code section 414(v) and Plan section 4.9, if applicable, the total Annual Additions under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Employer or any other Affiliate, to a Participant’s Account for any Plan Year, which shall be the limitation year for purposes of Code section 415, shall not exceed the lesser of:

(a)	$40,000 ($49,000 in 2010), as adjusted for increases in the cost-of-living under Code section 415(d); or

(b)	One hundred percent (100%) of the Participant’s taxable Compensation for the limitation year.
7.2     “Annual Addition” Defined
The term “Annual Addition” means, with respect to each Participant for the Plan Year, the aggregate of:

(a)
The amount of Company or Affiliate contributions (including Pretax Deferrals) and forfeitures (except as otherwise specified in Code section 415(c)(6) for an employee stock ownership plan that satisfies certain nondiscrimination requirements) allocated to the Participant’s Account under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Company or an Affiliate for the Plan Year;

(b)
The amount of a Participant’s after-tax contributions for such Plan Year under any defined contribution plan, as defined in Code section 414(i), maintained by the Company or an Affiliate for the Plan Year;

(c)	For purposes of Plan section 7.1(a), the amount of contributions allocated to an individual medical account, as defined in Code section 415(l)(2), that is part of a pension or annuity plan; and

(d)
For purposes of Plan section 7.1(a), the amount of contributions attributable to post-retirement medical benefits that are allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e).

7.3     Excess Annual Additions
If, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant’s Compensation for the Plan Year (or any other circumstance permitted under Code section 415 and applicable Treasury regulations), the Annual Additions for a Participant is exceeded, such excess amount shall be reduced in accordance with the provisions of this Plan section 7.3. The Participant’s excess Annual Additions shall first be reduced under any other qualified defined contribution plan maintained by the Company or an Affiliate, in accordance with the terms of such other plan. If, after reductions have been made under such other plans, additional reductions are required from this Plan, Pretax Deferrals and/or Roth Deferrals made on behalf of the Participant for the Plan Year (as well as income and investment gains and losses attributable thereto) shall be refunded to the Participant. If such a distribution is necessary and a Participant has contributed both Pretax Deferrals and Roth Deferrals for the applicable period, the amount of reductions shall be allocated on a pro-rata basis between Pretax Deferrals and Roth Deferrals. If further reductions are required, Matching Contributions (as well as income and investment gains and losses attributable thereto) for the Plan Year shall be reduced and held in a suspense account to the extent necessary to eliminate the excess Annual Additions. If even further reductions are required, Profit Sharing Contributions (as well as income and investment gains and losses attributable thereto), if any, for the Plan Year shall be reduced and held in a suspense account to the extent necessary to eliminate the excess Annual Additions.
The excess amounts held in the suspense account shall be used to reduce Employer contributions (including, for this purpose, Pretax Deferrals, Roth Deferrals, Matching Contributions and Profit Sharing Contributions) for that Participant for the next Plan Year (and succeeding Plan Years, if necessary), provided that the Participant is covered by the Plan during the Plan Year. If the Participant is not covered by the Plan when excess amounts remain unallocated, the excess amount shall be held in the suspense account and allocated and reallocated in the next Plan Year to all remaining Participants before any Employer contributions (again including, for this purpose, Pretax Deferrals, Roth Deferrals, Matching Contributions and Profit Sharing Contributions) for all remaining Participants can be made to the Plan for that Plan Year.
7.4     Code Section 415
The limitations and provisions of Article 7 shall be applied in accordance with the provisions of Code Section 415, which are hereby incorporated by reference into the Plan. In addition, the limitations and reductions provided for in this Article 7 shall be applied in accordance with such rules as the Committee may prescribe from time to time to carry out the provisions of this Article 7 and Code Section 415, including any transition rules which are or have been applicable under Code Section 415 resulting from the changes in the limitations provided thereunder.

Article 8.     Vesting and Benefits
8.1     Vesting
Participants’ interest in Pretax Deferral Accounts, Pretax Catch Up Accounts, Roth Deferral Accounts, Roth Catch Up Accounts, Matching Accounts, Profit Sharing Accounts, Pretax Rollover Accounts, Roth Rollover Accounts, Roth In-Plan Rollover Accounts, and ESOP Accounts shall be fully vested at all times.
8.2     Account Balance at Distribution
For purposes of determining an Account balance at any distribution event, the Account shall be valued as of the Valuation Date immediately preceding the distribution date. Generally, distributions shall be made in cash; however, at the election of the Participant or Beneficiary, distribution of the Account (other than an in‑service distribution under Plan sections 8.6 or 8.7) may be made in whole shares of Company Stock and cash for fractional shares to the extent that the Account is invested in the Company Stock Fund or ESOP Account as of the distribution date.
A “distribution event” shall include, but not be limited to, distributions upon Separation from Service or death, in-service withdrawals on account of a financial hardship or on or after attaining age 59-1/2, minimum distributions required by Code section 401(a)(9) and related regulations, allocations of the Account or distributions of all or a portion of the Account to an alternate payee pursuant to a qualified domestic relations order, and any other payment from the Account provided for under the terms of this Plan as amended from time to time. The “distribution date” shall be the day that assets allocable to the

Account are segregated from the Trust Fund by means of a check issuance, wire transfer or otherwise, such that those assets are no longer included in the valuation of the Trust Fund.
8.3     Benefits Upon Separation From Service
Subject to the provisions of Plan sections 8.3 and 8.5, and, if applicable, Appendix A, every Participant who incurs a Separation from Service for any reason other than death shall have the value of the Participant’s Account balance distributed to him or her as soon as practicable in single sum payment. ESOP Accounts shall be subject to the additional distribution rules and optional payment forms described in Appendix A.
In the event the Participant’s vested Account balance is less than $1,000, and the Participant does not elect to have such distribution paid directly to an ‘eligible retirement plan’ (as defined in Plan section 8.9(b)(3)) specified by the Participant in a direct rollover, then without the Participant’s written consent, the balance of such Account shall be distributed in a single lump sum payment directly to the Participant.

Effective September 1, 2011, in the event the Participant’s vested Account balance exceeds $1,000 but is less than $5,000, if the Participant does not elect to have such distribution paid directly to an ‘eligible retirement plan’ (as defined in Plan section 8.9(b)(3)) specified by the Participant in a direct rollover or to receive the distribution directly, then without the Participant’s written consent, the balance of such Account shall be distributed in a direct rollover to an individual retirement plan designated by the Committee.
8.4     Death Benefits
Upon the death of a Participant who has not received a complete Account distribution, the Plan shall pay the Participant’s entire Account balance to the Beneficiary in a single sum payment. Notwithstanding the foregoing, ESOP Accounts shall be subject to the additional distribution rules and optional payment forms described in Appendix A. The payment to the Beneficiary shall be made as soon as practicable.
8.5     Minimum Distribution Requirements

(a)
General Rules. This Plan section 8.5 provides for the latest time that the Participant’s vested Account may be distributed and it takes precedence over any inconsistent Plan provision. All distributions required under Plan section 8.5 shall be determined and made in accordance with Code section 401(a)(9) and the Treasury regulations thereunder, including the minimum distribution incidental death benefit requirements.

TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this section 8.5, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.
(b)    Timing and Manner of Distribution.

(6)
Required Beginning Date. The Participant’s Account will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date. The required beginning date” means the following:

(A)	April 1 of the calendar year following the later of—

(i)	The calendar year in which the Participant attains age 70 ½, or

(ii)	The calendar year in which the Participant has a Separation from Service.

(B)
For a 5‑percent owner, the required beginning date means April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½. For purposes of this section and Code section 401(a)(9), a 5‑percent owner is an Employee who is a 5‑percent owner (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the employee attains age 70 ½.

Where the Participant is still employed on the required beginning date, benefit payments shall commence in the normal form described in this Article 8.

(7)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s Account will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)	If the Participant’s spouse is not the Participant’s sole designated Beneficiary or if there is no designated Beneficiary as of

September 30 of the year following the year of the Participant’s death, the Participant’s Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 8.5(b)(2), other than section 8.5(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this section 8.5(b)(2) and section 8.5(c), unless section 8.5(b)(2)(C) applies, distributions are considered to begin on the Participant’s required beginning date. If section 8.5(b)(2)(C) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 8.5(b)(2)(A).
Application of the 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in this section 8.5(b)(2), but the Participant’s Account will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(8)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this section.

(c)    Required Minimum Distributions During Participant’s Lifetime

(1)
Amount of Required Distribution Minimum For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	The quotient obtained by dividing the Participant’s account balance by the distributions period in the Uniform Lifetime Table set forth in section 1.401(a)(9)‑9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)
If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)‑9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 8.5(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death
(1)    Death On or After Date Distributions Begin

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin

(A)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death, is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in section 8.5(d)(1).

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the

Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 8.5(b)(2)(A), this section 8.5(d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions

(1)
Designated Beneficiary. The individual who is designated as the beneficiary under section 2.1(c) of the Plan and is the designated Beneficiary under Code section 401(a)(9) and Regulation section 1.401(a)(9)‑1, Q&A‑4.

(2)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 8.5(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)‑9 of the Treasury regulations.

(4)
Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred to the valuation calendar year.

(f)
2009 Required Minimum Distributions. Notwithstanding the other provisions of this section 8.5, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding the other provisions of this section 8.5, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will also be treated as eligible rollover distributions in 2009.

8.6     Hardship Withdrawal

(a)
Participant is confronted with a financial hardship, and subject to the requirements of Plan section 8.6, a Participant shall be permitted to make a cash withdrawal of up to 100 percent of his or her Account. Notwithstanding the foregoing, the following restrictions shall apply in determining the distributable amount available for hardship withdrawal:

(4)	Earnings in the Participant’s Pretax Deferral, Matching and Profit Sharing Account are not available for hardship withdrawal..

(5)	Earnings in the Participant’s Pretax Rollover Account, if any, are available for hardship withdrawal.

(6)
Matching Contributions and Profit Sharing Contributions actually used as qualified matching or qualified nonelective contributions, as defined in the Treasury regulations under Code section 401(k), in the actual deferral percentage test set forth in Plan section 4.6 are not available for hardship withdrawal.

(7)
The ESOP Fund portion of ESOP Accounts and earnings thereon are not available for hardship withdrawal. The Profit Sharing Fund portion of ESOP Accounts and earnings thereon are available for hardship withdrawal.

(8)	Roth In-Plan Rollovers, if any, are not available for hardship withdrawal.

(b)
In compliance with applicable regulations under Code section 401(k), the Committee shall establish a hierarchy among the Accounts to determine the order in which funds are withdrawn from Accounts and Investment Funds when a less than total withdrawal occurs.

(c)
Application for withdrawals shall be made in such manner as the Committee prescribes and may be paid from the Trust Fund at any time effective following satisfaction of the requirements in Plan section 8.6. Distribution of withdrawals shall be made in a single sum in cash as soon as is administratively practicable following such date.

(d)
For purposes of Plan section 8.6, a distribution is on account of     “financial hardship” only if the Committee determines that the     distribution is both (i) on account of an immediate and heavy financial need of a Participant and (ii) necessary to satisfy such a need.

(1)	A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

(A)	Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)	Costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Participant;

(C)
Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(D)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or the foreclosure on the mortgage of that residence;

(E)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)); or

(F)
Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of gross income).

(2)	A distribution shall be considered necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(C)
The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, but this amount may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(D)
The Participant has obtained all in-service withdrawals and distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Company and Affiliates; and

(E)
The Participant’s Pretax Deferrals, Roth Deferrals and similar contributions and after-tax contributions elected by the Participant under all other qualified and non-qualified plans of deferred compensation (including stock option, stock purchase and similar plans) maintained by the Company or an Affiliate, shall be suspended for six months after receipt of the hardship distributions.

The Committee may, without further investigation, accept the written statement of the Participant as to the amount necessary to meet the immediate and heavy financial need of the Participant and as to the lack of other funds available to meet this need unless the Committee has reason to believe that the statement is in error.

(e)	Amounts that are withdrawn pursuant to Plan section 8.6 may not be subsequently repaid to the Plan.
8.7     Withdrawal After Attaining Age 59-1/2
A Participant who has attained age 59-1/2 may make in-service withdrawals from the all of a Participant’s Account, excluding amounts held in the ESOP Fund portion of ESOP Accounts. Application for a withdrawal under Plan section 8.7 shall be made in such manner as the Committee may prescribe. Distribution of the withdrawal shall be paid in a single sum in cash as soon as administratively practicable following the date that the

Committee receives the properly completed application. Notwithstanding the foregoing, at the election of the Participant, distribution of the Participant’s Account may be made in whole shares of Company Stock and cash for fractional shares to the extent that the Account is invested in the Company Stock Fund. A Participant may not make more than one withdrawal under Plan section 8.7 in any twelve-month period. Amounts that are withdrawn pursuant to Plan section 8.7 may not be subsequently repaid to the Plan.
8.8     Withdrawals From Rollover Accounts
A Participant will be permitted to make an in-service withdrawal from the Participant’s Pretax Rollover Account, Roth Rollover Account, and/or Roth In-Plan Rollover Account by filing a request for an in-service withdrawal in the manner prescribed by the Committee. The Committee shall establish rules and procedures for such in-service withdrawals of such Rollover Accounts, including uniformly applicable rules regarding the frequency and amounts of such withdrawals.
8.9     Mandatory Tax Withholding and Direct Rollover

(a)
General Rules. Notwithstanding any Plan provision to the contrary, all withdrawals and other distributions under this Plan are subject to applicable tax withholding requirements of Code section 3405 and related Treasury regulations. In addition, all Plan distributions shall comply with the requirements of Plan section 8.9, Code section 401(a)(31), related Treasury regulations and other rulings or guidance of general applicability. Under Plan Section 8.9, a distributee entitled to a current distribution (including an in-service or hardship withdrawal) from the Plan may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan or to a Roth IRA described in Code section 408A(b). However, a direct rollover of an eligible rollover distribution from a Participant’s Roth Deferral Account and Roth Catch Up Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A(b), and only to the extent the rollover is permitted under the rules of Code section 402(c). In prescribing the manner of making elections with respect to eligible rollover distributions, the Committee may provide for a uniform, nondiscriminatory application of any restrictions permitted under applicable sections of the Code, related Treasury regulations and other rulings or guidance of general applicability, including a requirement that a distributee may not elect a partial direct rollover in an amount less than $500 and a requirement that a distributee may not elect to make a direct rollover from a single eligible rollover distribution to more than one eligible retirement plan. Moreover, because the Plan does not permit distributions to which Code sections 401(a)(11) and 417 do not apply, the distribution may commence less than 30 days after the notice required under Treasury regulations section 1.411(a)‑11(c) is given, provided that:

(3)
The Committee or its authorized delegate clearly notifies the Participant that the Participant has a right to a period of at least 30 days after receiving the notice within which to decide whether or not to elect a distribution; and

(4)	The Participant, after receiving the notice, affirmatively elects a distribution.

(b)	Special Definitions. For purposes of this section, the following definitions apply:

(1)	A “direct rollover” is an eligible rollover distribution that is paid directly to an eligible retirement plan at the direction and for the benefit of the distributee.

(2)
A “distributee” includes a Participant, a Participant’s surviving spouse or a Participant’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p). In addition, a deceased Participant’s nonspouse beneficiary is a distributee with regard to the interest of the Participant.

(3)
An “eligible retirement plan” is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts the distributee’s eligible rollover distribution. Effective for distributions made after December 31, 2001, an “eligible retirement plan” shall also include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

(4)
An “eligible rollover distribution” is any distribution of all or any portion of the balance of a Participant’s Account to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more;

(B)	Any distribution to the extent the distribution is required under Code section 401(a)(9) and related regulations;

(C)	Any loan that is treated as a deemed distribution pursuant to Code section 72(p);

(D)	Any hardship distribution described in Code section 401(k)(2)(B)(I)(IV); and

(E)	Any amount that is paid as a hardship withdrawal, pursuant to section 8.6, regardless of the account from which the hardship withdrawal is paid.
Notwithstanding the foregoing, a distribution to a distributee who is a non-spouse beneficiary shall only be treated as an eligible rollover distribution to the extent that the distribution is made in the form of a direct rollover to an individual retirement plan described in Code sections 402(c)(8)(B)(i) or (ii) established for the purpose of receiving the distribution on behalf of such eligible distributee.

(c)
Consistent Construction. Determinations of what constitutes an eligible rollover distribution shall at all times be made in accordance with the current rules under Code section 402(c), which shall be controlling for this purpose.

8.10     Loans to Participants

(a)
A Participant may obtain a loan, under the terms of Plan section 8.10, from all of his or her Account balances, excluding amounts held in the ESOP Trust Fund. A Participant shall apply for a loan in such manner as the Committee shall prescribe.

(b)	The minimum amount that a Participant may borrow is $1,000. The maximum amount that a Participant may borrow is the lesser of:

(1)
50 percent of the value of the Participant’s Account balance, as of the most recent Valuation Date for which the Committee has received a valuation report (as adjusted for any amounts subsequently withdrawn or distributed from or contributed to such Account); or

(2)	$50,000, reduced by the sum of (A) and (B) where:

(D)	Is the outstanding balance of all loans from the Plan (and any controlled group qualified plan) on the date the loan is made; and

(E)	Is the excess (if any) of (i) over (ii), where:

(i)	is the highest outstanding balance of all loans from the Plan (and any controlled group qualified Plan), during the one-year period ending on the day before the date the loan is made;

(ii)	is the amount described in Plan section 8.10(b)(2)(A).

(c)	At any time, a Participant may have only one outstanding loan from this Plan, either:

(1)	One general purpose loan (that is, a loan the maximum term of which is prescribed in Plan section 8.10(d)(1); or

(2)	One home loan (that is, a loan the maximum term of which is prescribed in Plan section 8.10(d)(2).

(d)	The Participant shall select the term of the loan pursuant to options prescribed by the Committee, subject to the maximum term limits in Plan section 8.10(d).

(1)	Unless the limit in Plan section 8.10(d)(2) applies, the maximum term of the loan shall be five years.

(2)	If the loan proceeds will be used within a reasonable time to acquire a dwelling unit that will be the principal residence of the Participant, then the maximum term of the loan shall be ten years.

(e)
A definite repayment schedule shall be established for each loan that shall require level and periodic payments of both principal and interest. The repayment schedule shall not require that the periodic loan repayment exceed the Participant’s regular payroll check, net of other deductions. The Committee shall determine in its discretion the period for loan repayments, provided, however, that repayment shall be made at least monthly. A Participant may fully prepay a loan at any time without penalty, but partial prepayments are not permitted.

(f)
Each loan shall bear a rate of interest that is reasonable at the time the loan is made, as determined by the Committee. The Committee shall establish a procedure for determining the rate of interest of each loan. A rate of interest shall be reasonable if it provides a rate of return commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances. If a loan is renegotiated, renewed, or revised in any way, then the Committee may determine a new rate of interest that is reasonable at that time.

(g)
Except as provided below, no loan shall be made to a Participant unless the Participant agrees that all loan repayments shall be deducted from any compensation paid to the Participant by his or her Employer (or any controlled group member).

(1)
If, at the time the loan is made or at any later time, the Participant’s Employer determines that compensation will not be paid regularly to the Participant in an amount sufficient to permit loan repayments to be deducted from this compensation, then the Committee may require that the Participant make all loan repayments by sending a personal check to the location specified by the Committee or by such other means as the committee may specify. If, after establishing such a method of loan repayment, the Participant’s Employer (or any controlled group member) determines that compensation will be paid regularly to the Participant in an amount sufficient to permit loan repayments to be deducted from this compensation, then the Committee may require that all future loan repayments be deducted from such compensation.

(2)
If a Participant goes on a paid leave of absence, and before the leave loan repayments were deducted from compensation paid by the Participant’s Employer (or any controlled group member), then, unless the Committee requires another form of loan repayment, any loan payments due during the leave of absence shall continue to be deducted from any compensation paid to the Participant by the Employer (or any controlled group member).

(3)
If a Participant goes on an unpaid leave of absence, then the Participant shall make any loan payments due during the leave of absence. The Participant shall make the loan payments to such location and in such manner as the Committee shall require.

(4)
If the Committee has determined that loan repayments shall be made by deductions from compensation paid by the Participant’s Employer (or any controlled group member), and the Participant takes any action attempting to prevent such deductions of Participant’s loan repayments from any compensation paid by his or her Employer (or any controlled group member), then the entire outstanding balance of the loan (including any accrued interest) shall become immediately due and payable.

(5)	A Beneficiary shall make loan repayments by cashier’s check to such location as the Committee shall require, or in any other manner as the Committee shall require.

(h)	Each loan shall be secured by the Participant providing a security interest in the Participant’s entire Account balance.

(i)
The Participant shall request a loan in such manner as the Committee shall prescribe. The Committee shall send to each Participant who requests a loan a written loan agreement specifying the terms of the loan. By accepting the loan proceeds, the Participant shall agree to the terms specified in the loan agreement. (If the Participant refuses to agree to the terms of the loan agreement by accepting the loan proceeds, then the loan request shall be cancelled and the loan proceeds shall be reinvested in the Participant’s Account in accordance with Participant’s investment election.) By requesting a loan, a Participant shall be deemed to consent to the distribution, pursuant to Plan section 8.10(l)-(n), of the outstanding balance of his or her loan in a single payment (as opposed to some other form of payment) and at the time specified in Plan section 8.10(l) -(n), even if the remaining balance of the Participant’s Accounts is not yet distributable without the Participant’s consent on account of Plan section 8.3 (relating to consent to distributions if the Participant’s Account balance exceeds $5,000).

(j)
Upon a Participant’s consent to the terms of a written loan agreement, the proceeds shall be withdrawn from a Participant’s subaccounts in the order specified in the rules adopted by the Committee. Amounts shall be withdrawn from the Investment Funds in which the applicable subaccount is invested in the order specified in ruled adopted by the Committee. The Committee shall establish a recordkeeping Loan Account for the Participant, and the principal amount owed by the Participant, pursuant to the loan agreement, entered into by the Participant, shall be credited to the Participant’s Loan Account. The principal and interest portion of each loan repayment shall be credited to all subaccounts from which the loan proceeds were withdrawn, allocating such principal and interest in proportion to the amount withdrawn for the loan proceeds from each subaccount.

(k)
The Committee may charge to the Participant’s Account any reasonable expenses incurred in connection with the loan to the Participant, including, but not limited to, a one-time loan fee upon the establishment of the loan.

(l)	If a Participant who has not had a Separation from Service fails to make any loan repayments at the time and in the full amount required under the promissory note,

the Participant is in default as of the last day of the calendar quarter following the calendar quarter in which the first missed loan payment occurred.

(1)
When the Committee declares that the loan is in default, then the entire outstanding principal and any accrued interest under the loan shall become immediately due and payable. The Participant shall make a cash payment of the entire outstanding principal and any accrued interest by the deadline established by the Committee.

(2)
If the Participation fails to make this lump-sum cash payment by the deadline established by the Committee, then the Committee shall report a “deemed distribution,” with respect to the Participant, in the manner that the Committee determines to be appropriate pursuant to Code section 72(p).

(m)
If a Former Participant (that is, a Participant who has had a Separation from Service) fails to make any loan repayments at the time and in the full amount required under the promissory note and Committee loan procedures, then the Committee may declare that the Former Participant is in default.

(1)
When the Committee declares that the loan is in default, then the entire outstanding principal and any accrued interest under the loan shall become immediately due and payable. The Former Participant shall immediately make a cash payment of the entire outstanding principal and any accrued interest.

(2)
If the Former Participant does not fully repay the entire outstanding principal and any accrued interest by the deadline established by the Committee, then the Committee shall cause the remaining outstanding principal and any accrued interest to be distributed to the Former Participant. The distribution shall be made at this time even if the Former Participant’s Account balance exceeds $5,000 and the Former Participant and his or her spouse have not consented to a distribution at that time and in that form. The distribution shall be made by deducting the remaining outstanding principal from the Participant’s Loan Account and canceling the promissory note. No cash payment shall be made to the Former Participant. This distribution shall discharge any liability to the Former Participant under this Plan to the same extent as a payment in cash.

(n)	The Committee shall establish such rules and procedures as it deems necessary and appropriate with respect to loans pursuant to Plan section 8.10.

(o)	Notwithstanding the provisions of Plan section 8.10, loan repayments may be suspended under the Plan during active military service to the extent permitted by Code section 414(u)(4).
8.11     Qualified Reservist Distribution

(a)
Right to Request a Qualified Reservist Distribution. Notwithstanding anything herein to the contrary, effective January 1, 2007, individuals ordered or called to active duty after September 11, 2001, and, except with respect to individuals ordered or called to active duty on or after December 31, 2007, before December 31, 2007, may request a “qualified reservist distribution” of all or a portion of the Participant’s Account. For purposes of this section 8.11(a), a qualified reservist distribution     shall mean any distribution to an individual described in the preceding sentence if: (i) such distribution is from amounts attributable to such individual’s Pretax Deferrals, Roth Deferrals, Roth Catch Up Contributions, and/or Roth In-Plan Rollovers; (ii) such individual was (by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period. Withdrawals under this section 8.11(a) shall not affect the Participant’s right to otherwise participate in the Plan.

(b)
Available Accounts. The Committee shall establish a uniformly applicable hierarchy among the Accounts to determine the order in which funds are withdrawn from such Accounts when a less than total withdrawal occurs.

8.12     Hurricane Relief

(a)
Qualified Hurricane Katrina Distributions. Notwithstanding anything contained in the Plan to the contrary, a Participant who is a “Qualified Individual” (as hereinafter defined) is permitted to receive a “Katrina Distribution” (as hereinafter defined). For purposes of this section 8.12, a “Qualified Individual” is an individual whose principal place of abode on August 28, 2005 was located in the Hurricane Katrina disaster area as defined in section 2(1) of the Katrina Emergency Tax Relief Act of 2005 (“Ketra”) and who has sustained an economic loss by reason of Hurricane Katrina. For purposes of the relief provided under Ketra, the term “Hurricane Katrina disaster area” as set forth in such section 2(1) means the entire states of Louisiana, Mississippi, Alabama and Florida. For purposes of this section 8.12, a “Katrina Distribution”

means any distribution from the Plan made on or after October 6, 2005, and before January 1, 2007, to a Qualified Individual; provided, however, that the amount of Katrina Distributions from the Plan may not exceed $100,000.
A Katrina Distribution that is eligible for tax-free rollover treatment under Code sections 402(c) (and 402(e)(6)), 403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16) is permitted to be re-contributed to the Plan, and such re-contribution will be treated as having been made in a direct rollover to the Plan. However, in the case of distribution from an eligible retirement plan other than an individual retirement account, only a Katrina Distribution that is an eligible rollover distribution within the meaning of Code section 402(c)(4) is permitted to be re-contributed to the Plan. In the case of a distribution from an individual retirement account, only a Katrina Distribution that is eligible for rollover treatment under Code section 408(d)(3) is permitted to be re-contributed to the Plan.
If a distribution is treated as a Katrina Distribution by the Plan, the rules for eligible rollover distributions under Code sections 401(a)(31), 402(f) and 3405 are not applicable with respect to the distribution. However, a Katrina Distribution is subject to the voluntary withholding requirements of Code section 3405(b) and the regulations promulgated thereunder.
The Committee is permitted to choose whether to treat distributions under the Plan as Katrina Distributions. Further, the Committee is permitted to develop any reasonable procedures for identifying which distributions are treated as Katrina Distributions under the Plan, provided that it is consistent in its treatment.
In making a determination that a distribution is a Katrina Distribution, the Committee is permitted to rely on a Participant’s reasonable representation with respect to the Participant’s principal place of abode on August 28, 2005, and whether the Participant suffered an economic loss by reason of Hurricane Katrina, unless the Committee has actual knowledge to the contrary.

(b)
Hurricane Katrina Plan Loans. Notwithstanding anything contained in the Plan to the contrary, for Plan loans made from the Plan to a Qualified Individual on or after October 6, 2005, and before January 1, 2007, the $50,000 aggregate limit is increased to $100,000 and the rule limiting the aggregate amount of loans to one half of the Qualified Individual’s vested accrued benefit is increased to 100%. In addition, in the case of a Qualified Individual with a loan from the Plan outstanding on or after October 6, 2005, if the due date for any repayment with respect to the loan occurs during the period beginning on October 6, 2005, and ending on December 31, 2006, such due date shall be suspended during such period. The loan repayments must resume upon the end of the suspension period, and the term of the loan may be extended by the duration of such suspension period. In addition, any subsequent repayments for the loan shall be appropriately adjusted to reflect the delay and any interest accruing for such delay. The Committee is permitted to rely on a Participant’s reasonable representation that such Participant is a Qualified Individual and therefore qualifies for the special treatment for loans under this section 8.12(b), unless the Committee has actual knowledge to the contrary

(c)
Hurricane Katrina Hardship Distributions. Notwithstanding anything contained in the Plan to the contrary, a Participant, whose principal residence on August 29, 2005, was located in one of the counties or parishes in Louisiana, Mississippi or Alabama that have been or are later designated as disaster areas eligible for Individual Assistance by the Federal Emergency Management Agency because of the devastation caused by Hurricane Katrina or whose place of employment was located in one of these counties or parishes on such date or whose lineal ascendant or descendant, dependent or spouse had a principal residence or place on employment in one of these counties or parishes on such date, may receive a loan or hardship distribution on or after October 6, 2005, and prior to April 1, 2006, for a need arising from Hurricane Katrina. The Committee is permitted to rely upon a Participant’s reasonable representation as to the need for and amount of a hardship distribution, unless the Committee has actual knowledge to the contrary, and such distribution is treated as a hardship distribution for all purposes under the Code and the regulations promulgated thereunder. The amount available for hardship distribution under this section 8.12(c) is limited to the maximum amount that would be permitted to be available for a hardship distribution under the Plan, the Code and the regulations promulgated thereunder. However, the relief provided by this section 8.12(c) applies to any hardship of the Employee, not just the types enumerated under the applicable Treasury regulations, and no post-distribution contribution restrictions, if any, are required.

8.13     Survivor Payments with Respect to Qualified Military Service

(a)
With respect to deaths occurring on or after January 1,2007, in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of such Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

(b)

(1)
With respect to deaths and Disabilities occurring on or after January 1, 2009, for benefit accrual purposes, an individual who dies or incurs a Disability while performing qualified military service for the Company shall be treated as if the individual has resumed employment in accordance with the individual's reemployment rights under chapter 43 of title 38, United States Code, on the day preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability.

(2)
Subparagraph (1) shall apply only if all individuals performing qualified military service with respect to the Company who die or incur a Disability as a result of performing qualified military service prior to reemployment by the Company are credited with service and benefits on reasonably equivalent terms.

(3)
The amount of employee contributions and the amount of elective deferrals of an individual treated as reemployed under subparagraph (1) for purposes of applying Section 414(u)(8)(C) shall be determined on the basis of the individual's average actual employee contributions or elective deferrals for the lesser of (i) the 12-month period of service with the Employer immediately prior to qualified military service, or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

Article 9.     Investment Elections
9.1     Investment of New Contributions
Subject to the requirements of this Article and any limitations or restrictions imposed by the Investment Funds, all contributions made by and on behalf of a Participant each Plan Year shall be invested as the Participant shall designate in Investment Funds, in one percentage point increments of the aggregate amount of such contributions. If the Participant fails to make a valid election, contributions made by and on behalf of the Participant shall be invested in a money market fund (or, effective January 1, 2007, the Investment Fund designated by the Committee for this purpose, which Investment Fund shall satisfy the requirements of ERISA section 404(c)(5) and the regulations issued thereunder). Each Participant may also elect to change the designation of Investment

Funds in which future contributions are invested, provided that the election is made in the time and manner prescribed by the Committee or its authorized delegate pursuant to Plan section 9.3.
9.2     Investment Transfers
Subject to the requirements of this Article and any limitations or restrictions imposed by the Investment Funds, each Participant, including inactive and former Participants, may elect to transfer any amounts invested in an Investment Fund to one or more other Investment Funds, in one percentage point increments of the Participant’s Account, provided that the election is made in the time and manner prescribed by the Committee or its authorized delegate pursuant to Plan section 9.3.
9.3     Investment Elections
Each Participant must make the election described in Plan section 9.1 by making an election with the Committee or its authorized delegate before or at the same time as Pretax Deferrals, Roth Deferrals, Profit Sharing Contributions, Pretax Catch Up Contributions, Roth Catch Up Contributions, Rollover Contributions, Roth Rollovers, or Roth In-Plan Rollovers are first to be made to the Participant’s Account. Thereafter, the elections described in Plan sections 9.1 and 9.2 may be changed together or separately by making an election in the manner prescribed by the Committee. The Committee shall prescribe such procedures, including deadlines for making elections under Article 9 and the timing for when investment elections take effect to implement such investment election procedures.
The election may be made using any system of telephonic or other verbal or electronic communication (including computer data diskette) that has been authorized and approved by the Committee for making certain elections under the Plan. Elections shall remain in effect until a new election is received by the Committee or its authorized delegate.
Subject to such rules as the Committee may prescribe, alternate payees for whom a separate Account has been established pursuant to the terms of a valid qualified domestic relations order, and Beneficiaries, shall have the same investment election rights as do Participants under this Plan.
Notwithstanding the foregoing or any Plan provision to the contrary, effective February 23, 2010: (i) with respect to a Participant whose Account is invested in Company Stock (including, for purposes of this Section 9.3, any amounts held in the ESOP Account) in an amount equal to or in excess of thirty percent (30%) of such Participant’s aggregate Account balance, no effect shall be given to such Participant’s election to transfer any portion of his Account balance into Company Stock; and (ii) with respect to a Participant whose Account is invested in Company Stock in an amount less than thirty percent (30%)

of such Participant’s aggregate Account balance, no effect shall be given to such Participant’s election if such election would cause that portion of his Account balance that is invested in Company Stock to exceed thirty percent (30%) of his aggregate Account balance.
9.4     Transfer of Assets
The Committee shall direct the Trustee to transfer assets, as soon as is practical after the end of each valuation period, between and among the appropriate Investment Funds as may be necessary to carry out the aggregate transfer elections. The Committee shall cause the necessary entries to be made in Participants’ Accounts to reflect Investment Fund allocations and to reconcile offsetting transfer elections, in accordance with uniform rules established by the Committee.
9.5     Company Stock Fund Rights
For purposes of this Plan section 9.5, references to Participants include alternate payees for whom a separate Account has been established pursuant to the terms of a valid qualified domestic relations order, and Beneficiaries. References to the Trustee shall include any independent fiduciary appointed by the Committee pursuant to Department of Labor regulation section 2550.404c-1 to safeguard the confidentiality of Participants’ exercise of rights under Plan section 9.5, where the Committee has determined that potential for undue Employer influence exists.

(f)
Voting Rights. Before each annual or special meeting of the shareholders of the Company, and at such other times when shareholder action is required, the Trustee shall send to each Participant having an investment in Company Stock the proxy or consent solicitation materials that are sent to the Company’s shareholders of record. Each such Participant shall have the right to instruct the Trustee confidentially as to the method of voting the shares of Company Stock allocated to the Participant’s Account as of the record date for determining the shares that are entitled to vote at the meeting of shareholders or that are entitled to give or withhold consent to corporate action. Full and fractional shares of Company Stock allocated to the Participant’s Account shall be voted by the Trustee in accordance with the instructions received from the Participant. Instructions received by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of a Participating Employer or Affiliate. Full and fractional shares of Company Stock allocated to the Participant’s Account for which the Trustee has not received timely instructions from the Participant will be voted by the Trustee in the proportion to the instructions actually received.

If the Trustee determines that a given situation involves the potential for undue influence by the Company with respect to the exercise of such voting rights, then the Trustee shall so inform the Company and the Company will appoint an independent fiduciary to carry out activities relating to that situation. The Company shall ensure that the requisite voting forms, together with all information distributed to shareholders in general regarding the exercise of voting rights, are furnished to the Trustee and by the Trustee to such Participants within a reasonable time before such voting rights are to be exercised with respect to Company Stock held in the Trust Fund.
Any non-voting shares of Company Stock held in the Trust shall be disregarded for purposes of applying this section.

(g)
Tender Offers. In the event that a tender offer is made generally to shareholders of the Company to purchase Company Stock, the following procedures shall apply and the following actions shall be taken:

(3)	The Trustee or its authorized delegate shall, in a timely manner, give to each Participant having, at that time, an investment in Company Stock notice of the terms and conditions of such offer.

(4)
Each Participant shall instruct the Trustee, in accordance with procedures established by the Committee or Trustee and designed to protect the confidentiality of the Participants’ exercise of tender offer rights under this subsection in accordance with Department of Labor regulation section 2550.404(c)-1, to accept or decline such offer with respect to all or any portion of the shares of Company Stock allocated to the Participant’s Account.

(5)
The response of the Trustee to a tender offer, as to whether the tender offer is accepted or rejected, shall be made in accordance with the instructions of the Participants given to the Trustee on forms provided for that purpose by the Trustee. The Trustee shall reject the tender offer with respect to shares for which the Trustee does not receive instructions from a Participant.

(6)
In the event the Trustee is instructed to sell less than all of the shares of Company Stock allocated to a Participant’s Account, or if the Trustee is instructed to sell all of such shares but less than all of such shares are purchased pursuant to the terms of the tender offer, the Trustee shall sell a proportionate number of shares from each Participant’s Account. The proceeds of any sale pursuant to this subsection shall be allocated to the

Accounts from which the shares were sold. If any tender offer is accepted (in whole or in part) pursuant to this subsection, the Trustee shall have the power to transfer Company Stock in order to effect such acceptance with no further direction from the Participant or the Committee.

(7)
For purposes of this subsection, “tender offer” means any offer to acquire Company Stock that is subject to either Section 13(e) or 14(d) of the Securities Exchange Act of 1934 and that under applicable rules and regulations is required to be the subject of a filing with the Securities and Exchange Commission on either Schedule 13E-4 or Schedule 14D-9.

(h)
Other Rights. Each Participant shall have the right to instruct the Trustee confidentially as to whether and how stock options, warrants or other similar rights relating to shares of Company Stock allocated to the Participant’s Account should be exercised. The Committee or Trustee shall establish procedures to notify timely each such Participant regarding such rights and the terms and conditions for exercising such rights. If the Trustee fails to receive timely instructions from the Participant, such rights shall not be exercised.

9.6     Restrictions on Transfer of Stock
All transactions involving Company Stock, including distributions, purchases and sales, shall be made only in compliance with applicable federal and state laws, regulations and rules. All such transactions shall also be subject to all restrictions and limitations imposed on all Company Stock by the Company’s articles of incorporation and bylaws as amended from time to time, as well as any restrictions or limitations imposed by the New York Stock Exchange, Inc., with respect to Company Stock.
9.7     ERISA Rules Regarding Participant-Directed Investment

(a)
Intent to Meet ERISA Section 404(c). The Plan provisions pertaining to Participant-directed investments are intended to permit the Plan and Participant-directed transactions under it to comply with requirements in ERISA section 404(c) and related regulations, so that a Participant will not be deemed to be a fiduciary by reason of exercising control over assets in the Participant’s Account, and no person who is otherwise a fiduciary shall be liable, either for any loss or by reason of any breach, that results from the exercise of such control. For purposes of carrying out this intent, any Plan reference to a Participant who exercises control over Account assets shall be deemed to include a Beneficiary or an alternate payee who exercises such control, and any reference to a specific Department of Labor regulation shall be deemed to include a reference to any other currently applicable rule or regulation pertaining to the same subject.

(b)
Fiduciary for Disclosures and Instructions. To comply with ERISA section 404(c) and Department of Labor regulation section 2550.404(c)-1 thereunder, the Committee is designated as the Plan fiduciary responsible for giving Participants, Beneficiaries and alternate payees (together referred to as “eligible investors”) all required information, receiving and carrying out investment directions from eligible investors and giving eligible investors written confirmation of instructions received from them. Accordingly, the Committee (or a person or persons designated by it to act on its behalf) shall provide information to eligible investors in accordance with subsection 1(b)(2)(B) of the above Department of Labor regulation, shall receive investment instructions provided by such eligible investors in accordance with this article of the Plan, and shall provide eligible investors with written confirmation of such instructions. The Committee and any person or persons it has designated to act on its behalf shall comply with all such investment instructions from eligible investors except in cases where the Committee is permitted to decline to implement such instructions in accordance with subsections 1(b)(2)(ii)(B) and 1(d)(2)(ii) of the above Department of Labor regulation.

(c)
Confidentiality Concerning Company Stock Transactions. The Committee shall establish procedures to safeguard the confidentiality of information relating to the purchase, sale and holding of, and the exercise of voting, tender and similar rights with respect to, Company Stock. If the Committee determines, in its discretion, that the potential for undue Employer influence exists over eligible investors’ exercise of such rights, it shall appoint an “independent fiduciary” as described in Department of Labor regulation section 2550.404c-1(d)(4)(ix) to monitor compliance with such procedures.

9.8     Article Not Applicable to ESOP Fund.
Notwithstanding any provision of this Plan to the contrary, this Article 9 shall not apply to the ESOP Funds of ESOP Accounts (other than, on and after February 23, 2010, the last paragraph of Plan section 9.3). Instead, the provisions of Appendix A shall apply to such Stock Accounts. This Article is applicable to the ESOP Profit Sharing Account and the Voluntary Contribution Account portions of ESOP Accounts.
9.9     Reinvestment or Distribution of Dividends.
In accordance with procedures established by the Committee, a Participant, Alternate Payee, or Beneficiary may elect, with respect to dividends paid on or after February 23, 2010, on shares of Company Stock that are allocated to a Participant’s, Alternate Payee’s, or Beneficiary’s Account, to have such dividends:

(p)	Paid directly to the Participant, Alternate Payee, or Beneficiary in cash; or

(q)	Paid to the Participant’s, Alternate Payee’s, or Beneficiary’s Account and reinvested in Company Stock in the Company Stock Fund.
Such dividend paid on Company Stock shall be fully vested and nonforfeitable regardless of whether (a) or (b) is elected. The Participant, Alternate Payee, or Beneficiary is deemed to elect (b) if no affirmative election of (a) is made. The election under this section 9.9 immediately prior to the record date shall determine whether the dividends shall be paid in accordance with (a) or (b). If dividends are paid directly to the Participant, Alternate Payee, or Beneficiary under this section 9.9, the dividends must be paid no later than 90 days after the close of the Plan Year in which such dividends were otherwise paid to shareholders.

Any rights granted to the Plan hereunder are contingent upon guidance from the Internal Revenue Service (the “IRS”), either privately issued to the Employer or issued to the public at large providing that deductions taken for dividends do not jeopardize the qualified status of the Plan. If, and to the extent such IRS guidance provides that deductions taken by the Employer for dividends issued jeopardizes the qualified status of the Plan, the Committee may take such additional actions as shall be permitted by the IRS in an effort to preserve the qualified status of the Plan.

Article 10.     Participant Accounts and Records
10.1     Accounts and Records
The accounts and records of the Plan shall be maintained at the direction of the Committee and shall accurately disclose the value of the Account of each Participant or Beneficiary in the Plan. Such accounts and records may be kept in dollars or in units or both, as determined in accordance with generally accepted principles of trust accounting approved by the Committee.
Each subaccount of a Participant’s Account shall be assigned a share of each Investment Fund in which the Participant’s Account is invested in the proportion that the balance of such subaccount bears to the aggregate balance of all subaccounts composing the Participant’s Account. The Committee shall cause records to be maintained relative to a Participant’s Account so that there may be determined as of any Valuation Date the current value of the Participant’s Account in the Trust Fund.
10.2     Valuation Adjustments

As of each Valuation Date, the Trustee or other recordkeeper, in accordance with the accounting principles approved by the Committee, shall credit the Accounts of Participants and Beneficiaries with contributions made during the accounting period, if any, and debit such Accounts with withdrawals and distributions for such period, if any, and shall also adjust the net credit balances of such Accounts in the respective Investment Funds of the Trust Fund, upward or downward, pro rata (using reasonable assumptions about the availability of current period contributions, withdrawals, and distributions for purposes of sharing in current period earnings and investment gains or losses), so that such net credit balances will equal the net worth of each Investment Fund of the Trust Fund as of that Valuation Date.
The net worth of an Investment Fund shall be determined by the Trustee or Investment Fund manager and reported to the recordkeeper under procedures approved by the Committee. All determinations made by the Trustee or Investment Fund manager with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting. The accounting made under Plan section 10.2 in accordance with procedures approved by the Committee shall be conclusive and binding upon all persons having an interest under the Plan.
10.3     Company Stock Fund Accounting and Valuation
The Company Stock Fund shall consist of shares of Company Stock and such other interim investment (awaiting investment in Company Stock) as the Trustee or investment manager may deem advisable. Cash dividends and cash proceeds from any other distribution received on Company Stock shall be invested in Company Stock.
Investment in Company Stock shall be made from time to time by the Trustee or investment manager by purchases in the open market or from the Company, if the Company has made available Treasury stock or newly-issued stock that is authorized by the New York Stock Exchange, Inc., for listing on the N.Y.S.E.(the “Exchange”). If the Company makes a contribution of Company Stock to the Plan, the contributed shares shall be valued at the closing price of such stock as reported on the consolidated tape for stocks listed on the Exchange on the date of contribution or, if no sales of Company Stock were made on such day, on the next preceding day on which Company Stock was traded on the Exchange. The Company may, in its discretion, limit the daily volume of purchases or sales of Company Stock to the extent that such action is deemed by it to be in the best interests of the Participants and Beneficiaries or to comply with securities laws or the requirements of the New York Stock Exchange, Inc.
The balance of each Account invested in the Company Stock Fund shall be maintained in terms of both dollar values and whole and fractional shares. As of each Valuation Date,

all Company Stock acquired by the Company Stock Fund since the last Valuation Date shall be allocated to Accounts pursuant to Plan section 10.2. The total value of an Account’s interest in the Company Stock Fund as of any Valuation Date shall equal the number of whole and fractional shares of Company Stock allocated to the Account times the Plan’s aggregate closing price per share minus any commissions paid on the purchase of shares (determined in the manner prescribed in the preceding paragraph) as of the Valuation Date, plus the value of the Participant’s allocable share of non-Company Stock assets held in the Company Stock Fund as of the same Valuation Date.
In addition, the Committee shall maintain or cause to be maintained a record in the name of each Participant (or alternate payee or Beneficiary) disclosing the cost basis for tax purposes of the Company Stock allocated to the Account. Whenever Company Stock is allocated to Accounts, each share of Company Stock shall be assigned a cost equal to the average cost per share of all Company Stock allocated on the same Valuation Date, and the cost basis record for each Account shall be increased by such average cost times the number of shares of Company Stock allocated to the Account. In addition, a similarly determined downward adjustment in the cost basis record shall be made when Company Stock is removed from a Participant’s Account.
Article 11.     Financing
11.1     Funding of the Plan
The Company shall maintain or cause to be maintained a Trust Fund to finance the benefits under the Plan by entering into one or more Trust Agreements with one or more Trustees who shall have such powers as are provided in the Trust Agreement(s). Any Trust Agreement is designated as, and shall constitute, a part of this Plan. All rights that may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement.
The Company may modify any Trust Agreement from time to time to accomplish the purposes of the Plan. If insurance or bank investment contracts are held under the Trust Agreement, the Company may amend, terminate or replace such contracts to accomplish the purposes of the Plan. The Company may replace any Trustee and appoint a successor Trustee for any reason.
By entering into such Trust Agreements or insurance or bank investment contracts, the Company shall vest in the Trustee, or in one or more investment managers, as defined in ERISA section 3(38), appointed under the terms of the Trust Agreement from time to time, responsibility for the management and control of the Trust Fund. In the event any such investment manager is appointed, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager.
If so empowered by the Company, the Committee may take any action on behalf of the Company that the Company is authorized to take under Plan section 11.1. Nothing in Plan section 11.1 shall reduce or eliminate the responsibility of Participants for the results of investment elections that are within their control, as provided in Article 9.
11.2     Company Contributions
The Company shall make or cause to be made by Employers such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan.
11.3     Non-Reversion
Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Company (or any Employer) or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that:

(i)
In the event that the Internal Revenue Service determines that the Plan is not initially qualified under Code section 401(a) with respect to any Employer, then any contributions made by that Employer incident to that initial qualification shall be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made within the time prescribed by law for filing the Employer’s return for the taxable year for which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(j)
If all or a portion of any contribution is made by an Employer by a mistake of fact, such contribution or such portion (less any investment losses attributable thereto) and any increment thereon shall, upon written request to the Trustee, be returned to the Employer within one year after the date on which such contribution was made;

(k)
In the event that a deduction for any contributions made by the Employer is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Employer contribution (less any investment losses attributable thereto) that is not deductible shall be returned to the Employer within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction; and

(l)
Upon a complete termination of the Plan, any assets remaining in the Trust Fund after the satisfaction of all fixed liabilities under the Plan, including the payment of expenses incurred by the Plan, shall revert to the Company.

11.4     Custody of Assets
All cash, certificates for shares of Company Stock and other assets of the Plan shall be held in the possession of the Trustee. Transferable securities, including Company Stock, may be registered in the name of the Trustee or in the name of its nominee and need not be evidenced by a certificate if the transfer agent does not customarily issue such certificates. In the sole discretion of the Trustee, investments in securities may be represented by a single certificate.
11.5     Payment of Expenses
Any reasonable expense that is paid or incurred by the Company or by the Trust Fund during a Plan Year in connection with maintaining and administering the Plan, including compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid from the Trust Fund unless it is paid by the Company (or an Employer to the extent required by the Company).
11.6     Absence of Guaranty
Each Participant (or alternate payee or Beneficiary) assumes all risk connected with any decrease in the market value of any assets held under the Plan. Neither the Company nor any Employer in any way guarantees the Trust Fund against loss or depreciation, or the payment of any amount that may be or become due to any person from the Trust Fund. The Trust Fund shall be the sole source of distributions to be made under this Plan.
11.7     Forfeitures
Except as otherwise provided herein, all amounts forfeited under the Plan shall first be used to pay costs of Plan administration as provided in Plan section 11.5, next to reinstate forfeited accounts to the extent required under Plan section 12.8, and finally to reduce and be considered part of Matching Contributions, Profit Sharing Contributions, and/or part of any other Employer contribution made under the Plan, in each case, for the Plan Year in which the forfeiture occurs (and subsequent Plan Years, as necessary).
Article 12.     Administration
12.1     Committee
The Board shall appoint a Committee of three or more members, who may but need not be Employees. The members of the Committee shall serve without compensation for their services, but shall receive reimbursement from the Trust Fund for expenses properly incurred to the extent not paid by the Company or other Employers. All members of the Committee shall serve at the pleasure of the Board and may resign by giving ten-day advance written notice to the Board. Vacancies shall be filled by the Board.
12.2     Activities, Duties and Responsibilities of the Committee

(m)
The Company is the “named fiduciary” and “plan administrator” in accordance with the provisions of ERISA and, except as otherwise provided herein, shall have the authority to control and manage the operation and administration of the Plan and to take such actions as are necessary or appropriate to facilitate the management and control of the Trust Fund. The Company may allocate to the Committee responsibility for the proper administration of the Plan.

(n)
The Committee may take any action with or without a meeting upon the vote of a majority of its members qualified to vote with respect to such action. In the event the Committee members qualified to vote on any question are unable to reach a decision of the majority, the question shall be determined by the Board or its authorized delegate. A member of the Committee who is a Participant shall not vote on any question relating specifically to himself or herself.

(o)
The Committee shall appoint from its members a Chairperson and a Secretary. The Chairperson and Secretary are each authorized to execute or deliver any instrument or instruments on behalf of the Committee. All resolutions, proceedings, acts and determinations of the Committee shall be recorded by the Secretary or the Secretary’s agent, and all such records, with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary or the Secretary’s agent.

(p)
The Committee or any one of its members shall have such powers and duties as may be necessary or appropriate to discharge its functions, including, but not limited to, the discretionary authority to do the following:

(3)
To construe and interpret the Plan and resolve all ambiguities thereunder, to receive certification by the Employer of any Employee’s satisfaction of the eligibility requirements of the Plan, to decide all questions of eligibility and to determine the amount, manner and time of payment of any benefit;

(4)	To make a determination as to the right of any person to a benefit;

(5)
To provide for and receive forms necessary or appropriate for administration of the Plan and to obtain from Employees such information as may be necessary or appropriate for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;

(6)	To prepare and distribute to Participants and Beneficiaries, in such manner as the Company determines to be appropriate, information explaining the Plan;

(7)	To keep such records and accounts as the Committee deems necessary to administer the Plan, using such books and methods of accounting as the Committee shall determine;

(8)	To instruct the Trustee with respect to the payment of benefits and expenses;

(9)	To prepare and file any reports or other documents required by the Code or ERISA;

(10)	To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

(11)	To allocate contributions and Trust Fund gains or losses to the Accounts of Participants;

(12)	To appoint one or more investment managers in accordance with the terms of the Trust Agreement;

(13)	To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

(14)	To instruct the Trustee with respect to voting and transactions involving Company Stock in accordance with the terms of the Plan; and

(15)	To take all reasonable steps to correct any errors or omissions that may arise in the operation of the Plan.

(q)
The Committee may utilize and rely on the services of agents and such clerical, legal, accounting and other means of assistance (including services of persons employed by or rendering services to the Employers) as it shall from time to time deem necessary or desirable. An opinion of legal counsel, independent public accountant or other expert or advisor, shall be full and complete authorization and protection with respect to any action taken, omitted or suffered by the Committee in good faith and in accordance with such opinion. Payment for such services or assistance may be made from the Trust Fund or by the Company.

(r)
The Committee may from time to time establish rules and procedures for administration of the Plan not inconsistent with its provisions, and administer the Plan in accordance with its provisions and such rules and procedures. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to resolve all questions arising thereunder, including without limitation the right to resolve and remedy ambiguities, inconsistencies or omissions in such Plan. The Committee shall endeavor to act in such a way as not to discriminate in favor of any class of Employees, Participants or other persons. All interpretations, determinations and decisions of the Committee in respect of any matter or question arising under the Plan shall be final, conclusive, and binding upon all persons, including without limitation Employees, Participants and any and all other persons having or claiming to have any interest in or under the Plan.

(s)
The Plan shall be interpreted by the Committee in accordance with its terms and their intended meaning. If, due to errors in drafting, a provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations by the Committee or other evidence of intention, the provision shall be considered ambiguous and shall be interpreted by the Committee in a fashion consistent with its intent. The Committee, without the need for Board approval, shall amend the Plan retroactively to cure any such ambiguity. This subsection may not be invoked by a Participant, Beneficiary or any other person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by the Committee.

(t)	The Committee may authorize, approve, and undertake any and all actions that the Committee deems necessary and desirable to merge any other employee benefit plan with and into this Plan.
12.3     Committee’s Decisions Conclusive
Benefits under this Plan shall be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee shall have the exclusive right and discretionary authority to interpret the terms and provisions of the Plan and to resolve all questions arising thereunder, including, without limitation, the right to resolve and remedy ambiguities, inconsistencies, or omissions in the Plan, provided, however, that the construction necessary for the Plan to conform to the Code shall in all cases control. The Committee shall endeavor to act in such a way as not to discriminate in favor of any class of Employees, Participants, or other persons. Any and all disputes with respect to the Plan that may arise involving Participants, Beneficiaries, or alternate payees shall be referred to the Committee, and its decisions shall be final, conclusive, and binding. All findings of fact, interpretations, determinations, and decisions of the Committee in respect of any matter or question arising under the Plan shall be final, conclusive, and binding upon all persons, including, without limitation, Employees, Participants, Beneficiaries, alternate payees, and any and all other persons having, or claiming to have, any interest in or under the Plan and shall be given the maximum possible deference allowed by law.
12.4     Allocation of Fiduciary Responsibility
The Committee may allocate its fiduciary responsibilities among its members and may delegate to other persons or organizations any of its rights, powers, responsibilities and duties to the fullest extent permitted by ERISA. Any such allocation or delegation shall be made in writing and shall be terminable upon such notice as the Committee deems reasonable under the circumstances.
12.5     Indemnity

(a)	The Employers shall indemnify and hold harmless each of the following persons (“Indemnified Persons”) under the terms and conditions of Plan section 12.5(b):

(b)	The Committee.

(5)	Each member of the Committee.

(6)
Each Employee or member of the board of directors of an Employer who has responsibility (whether by delegation from another person, an allocation of responsibilities under the terms of this Plan document, or otherwise) for a fiduciary duty, a nonfiduciary settlor function (such as deciding whether to approve a plan amendment), or a nonfiduciary administrative task relating to the Plan.

(c)
The Employers shall indemnify and hold harmless each Indemnified Person against any and all claims, losses, damages, and expenses, including reasonable attorneys fees and court costs, incurred by that person on account of his or her good faith actions or failures to act with respect to his or her responsibilities relating to the Plan. The Employers’ indemnification shall include payment of any amounts due under a settlement of any lawsuit or investigation, but only if the Company agrees to the settlement.

(1)
An Indemnified Person shall be indemnified under this section only if he or she notifies an Appropriate Person at the Company or another Employer of any claim asserted against or any investigation of the Indemnified Person that relates to the Indemnified Person’s responsibilities with respect to the Plan.

(A)
A person is an “Appropriate Person” to receive notice of the claim or investigation if a reasonable person would believe that the person notified would initiate action to protect the interests of the Employers in response to the Indemnified Person’s notice.

(B)
The notice may be provided orally or in writing. The notice must be provided to the Appropriate Person promptly after the Indemnified Person becomes aware of the claim or investigation. No indemnification shall be provided under this section to the extent that any Employer is materially prejudiced by the unreasonable delay of the Indemnified Person in notifying an Appropriate Person of the claim or investigation.

(2)
An Indemnified Person shall be indemnified under this section with respect to attorneys fees, court costs or other litigation expenses or any settlement of such litigation only if the Indemnified Person agrees to permit the Company or another Employer to select counsel and to conduct the defense of the lawsuit and agrees not to take any action in the lawsuit that the Company or other Employer believes would be prejudicial to the interests of the Company or other Employer.

(3)
No Indemnified Person, including an Indemnified Person who had a Separation from Service, shall be indemnified under this section unless he or she makes himself or herself reasonably available to assist the Employers with respect to the matters in issue and agrees to provide whatever documents, testimony, information, materials, or other forms of assistance that the Employers shall reasonably request.

(4)
No Indemnified Person shall be indemnified under this section with respect to any action or failure to act that is judicially determined to constitute or be attributable to the gross negligence or willful misconduct of the Indemnified Person.

(5)
Payments of any indemnity under this section shall be made only from the assets of the Employers and shall not be made directly or indirectly from assets of the Plan. The provisions of this section shall not preclude such further indemnities as may be available under insurance purchased by the Employers or as may be provided by an Employer under any by-law, agreement or otherwise, provided that no expense shall be indemnified under this section that is otherwise indemnified by an Employer or by an insurance contract purchased by an Employer.
12.6     Fidelity Bonds
Every person who handles funds or other property of the Plan shall be bonded in amounts at least meeting the minimum requirements of ERISA section 412. Trust Funds may be used to purchase such fidelity bonds.
12.7     Data
All persons entitled to benefits from the Plan must furnish to the Committee such documents, evidence or information as the Committee considers necessary or appropriate for the purpose of administering the Plan, including information concerning marital status. It shall be an express condition of the Plan that each such person must furnish such information and sign such documents as the Committee may reasonably require before any benefits become payable from the Plan. The Committee shall be entitled to pay benefits to a nonspouse Beneficiary in reliance upon the signed statement of a Participant that he or she is not married without any further liability to a spouse if such statement is false.
12.8     Missing Persons
If the Committee shall be unable, after reasonable effort, to make payment to a Participant, spouse or Beneficiary because the identity or whereabouts of such person cannot be ascertained, the Committee may mail a notice by registered mail to the last known address of such person stating that unless such person makes written reply to the Committee within 60 days from the mailing of such notice, the Committee will direct that such amount shall be forfeited, that all further benefits with respect to such person shall be discontinued, and that all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Participant, spouse or beneficiary prior to termination of the Plan, the benefits that were due and payable and which such person missed shall be paid, without interest, in a single sum, and any future benefits due such person shall be reinstated in full.
12.9     Claims and Appeals Procedures

(c)	Claims for benefits shall be made in writing to the Committee.

(d)
If a Participant, Beneficiary or alternate payee (each of which may be a “Claimant”) believes he or she is entitled to a benefit, or a benefit different from the one received, then the Claimant may file a claim for the benefit by writing a letter to the Committee or its authorized delegate. If any claim for benefits under the Plan is wholly or partially denied, the Claimant shall be given notice in writing of such denial within 90 days after receipt of the claim or within an additional 90 days if special circumstances require an extension of time, and written notice of the extension shall be furnished to the Claimant. If special circumstances justify extending the claim period up to an additional 90 days, the Claimant shall be given written notice of this extension within the original 90-day period, and such notice shall set forth the special circumstances and the date a decision is expected.

(e)	A notice of the denial, written in a manner calculated to be understood by the Claimant, shall set forth the following information:

(1)	The specific reason or reasons for the denial;

(2)	Specific reference to pertinent Plan provisions on which denial is based;

(3)	A description of any additional material or information necessary for the Claimant to perfect the claim and explanation of why such material or information is necessary;

(4)
An explanation that a full and fair review by the Committee or its delegate of the decision denying the claim may be requested by the Claimant or the Claimant’s authorized representative by filing with the Committee or its delegate, within 60 days after such notice has been received, a written request for such a review;

(5)
The right of the Claimant or the Claimant’s authorized representative to review, free of charge, pertinent documents, records, and other relevant information and to submit issues and comments in writing within the same 60-day period specified in paragraph (4) above; and

(6)	A notice that following an adverse determination on review, the Claimant may bring an action for resolution of the claim under ERISA section 502(a).

(f)
If such a request for review is filed with the Committee or its delegate, the decision of the Committee or its delegate upon review shall be made promptly, and not later than 60 days after the Committee or its delegate’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the Claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than one hundred and twenty days after receipt of the request for review. If the claim is denied, wholly or in part, the Claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and a notice that the Claimant may review the documents, as described above, and may bring an action for resolution of the claim under ERISA section 502(a). The decision shall be written in a manner calculated to be understood by the Claimant.

(g)
All decisions made under the procedure set out in this section shall be final, and there shall be no further right of appeal. No person may initiate a lawsuit before fully exhausting the claims procedures set out in this section, including appeal. In order to provide for an expeditious resolution of any dispute concerning a claim for benefits that has been denied and to ensure that all evidence pertinent to such claim is available, no lawsuit may be brought contesting a denial of benefits more than 180 days after the final denial of that claim under the Plan, the determination of which date shall be in the Committee’s or the Committee’s delegate’s sole and absolute discretion except to the extent that such determination shall be consistent with the terms of the Plan and applicable law.

12.10     Effect of a Mistake
In the event of a mistake or misstatement as to the eligibility, participation or service of any Participant, or the amount of payments made or to be made to a Participant, spouse or Beneficiary, the Committee shall, if possible, cause such withholding, acceleration or other adjustment of payments to be made as will, in the sole judgment of the Committee, result in the Participant, spouse or Beneficiary receiving the proper amount of payments under the Plan.
Article 13.     Amendment and Termination
13.1     Authority to Amend or Terminate
The Plan may be amended, modified or terminated at any time by the Board. In addition, the Committee may, in its discretion, amend the Plan, prospectively or retroactively, if it finds that the amendment will not significantly increase or decrease costs or benefits, or if the amendment is required by law. Amendments that may be made by the Committee include those that the Committee deems necessary or appropriate to permit the Plan and Trust Fund to meet the requirements for qualification and tax exemption under the Code or to comply with ERISA, as now in effect or hereafter amended or superseded, and the regulations thereunder. No amendment shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants, and their spouses and Beneficiaries. Retroactive Plan amendments may not decrease the Account balance of any Participant or eliminate any other valuable rights of a Participant in contravention of Code section 411(d)(6), as determined as of the time the amendment is adopted.
13.2     Discontinuance of Participation by an Employer
Each Employer expects the Plan to be permanent and to continue indefinitely, but since future conditions affecting the Employers cannot be anticipated or foreseen, an Employer may terminate its obligations under the Plan either fully or in part, including its obligation to make future contributions under this Plan, provided that the Board or the Committee gives its written consent.
13.3     Permanent Cessation of Contributions or Plan Termination

(d)
If the Board or the Committee determines in its sole discretion that the Plan has been terminated partially or completely, or that there has been a complete discontinuance of Employer contributions, within the meaning of the Treasury regulations under Code section 411, the Board or the Committee shall determine the date of such termination or discontinuance and the Participants affected by the termination. Accounts shall remain fully vested as provided under Plan section 8.1.

(e)
Upon the complete or partial termination of the Plan, or upon a complete discontinuance of Employer contributions to the Plan, the Account balances of all affected Participants shall thereafter be paid out as soon as practicable in accordance with the terms of the Plan (treating the Plan termination, partial termination, or discontinuance of contributions as a distribution event that, except as otherwise required by law, supersedes the need for a Separation from Service in order to initiate payment.) A discontinuance of contributions by any Employer shall not, in the absence of formal action by the Board or the Committee, terminate the Plan or operate to accelerate any payments or distributions to or for the benefit of Participants. If a complete termination of the Plan occurs while there are any amounts remaining unallocated to Participants’ Accounts, such amounts shall be allocated to Participants to the extent possible under Code section 415 for the Plan Year of the termination. Any amounts remaining unallocated, after all Plan liabilities have been satisfied, shall be withdrawn from the Plan by the Company or its successor in interest.

13.4     Plan Merger or Transfer
This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the plan had then terminated) immediately after the merger, consolidation or transfer, receive a benefit and retain other rights that are protected by Code section 411(d)(6), that are not less than the benefit and the rights to which the Participant would have been entitled immediately before the merger, consolidation or transfer of assets (if this Plan had then terminated).

Article 14.     Top-Heavy Provisions
14.1     Application
The provisions of this Article shall be interpreted and administered in accordance with the requirements of Code section 416 and related Treasury regulations. If the Plan is ever a multiple employer plan, as described in Code section 413(c), the top heavy requirements of Code section 416 and related Treasury regulations apply to each controlled group Employer separately to the extent that benefits under the Plan are provided to Employees with respect to service for that controlled group Employer. For purposes of this Article, the term “Employer” includes the business entity which sponsors the Plan and only those Affiliates of such entity that must be aggregated and treated as a single employer for purposes of Code section 414 and related Treasury regulations.

If, as of the Determination Date in any Plan Year, the sum of the Account balances of Employees who are “Key Employees” of a controlled group Employer for such Plan Year exceeds 60 percent of the sum of the Account balances of all Employees of the controlled group Employer and their Beneficiaries, or the Plan is part of a Top-Heavy Group, then the following provisions under this Article shall apply for such Plan Year. The foregoing notwithstanding, the provisions of this Article shall not apply to the Plan in any Plan Year during which it is part of an Aggregation Group (as defined in Plan section 14.3(a)) with respect to a controlled group Employer, whether or not it is top-heavy as a single plan, unless the Aggregation Group of which it is a part is top-heavy with respect to the controlled group Employer in such Plan Year.

The “Determination Date”, that is the date for determining the applicability of this Article, is:

(a)	For the first Plan Year, the last day of the Plan Year; and

(b)	For any other Plan Year, the last day of the preceding Plan Year.
14.2     Key Employee

(a)
For purposes of this Article, the term “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was:

(1)
An officer of the controlled group Employer having section 415 Compensation greater than $130,000 ($160,000 in 2010) (as adjusted under Code section 416(i)(1)), provided that no more than the lesser of:

(A)	50 Employees, or

(B)	the greater of three Employees or 10 percent of the Employees of the controlled group Employer shall be treated as officers.

(2)	A 5-percent owner of the controlled group Employer, or

(3)	A 1-percent owner of the controlled group Employer having section 415 Compensation of more than $150,000.
The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
A “non-Key Employee” means any Participant who is not a Key Employee, but who is an Employee on the last day of the Plan Year.
14.3     Top-Heavy Group
For purposes of determining whether the Plan is a part of a Top-Heavy Group, the following rules shall apply:

(a)
Aggregation Group. The Aggregation Group shall include any qualified plan that covers at least one Key Employee and any other qualified plan that enables the first plan described above covering a Key Employee to meet the requirements of Code section 401(a)(4) or 410.

(b)
Permissive Aggregation Group. The Permissive Aggregation Group shall include one or more qualified plans that are not required to be aggregated but which may be aggregated with a required aggregation group. The Plan may be permissively aggregated only if the resulting aggregation group satisfies the requirements of Code sections 401(a)(4) and 410.

(c)
Top-Heavy Group. An Aggregation Group is a Top-Heavy Group if, with respect to the controlled group Employer, the sum of the account balances of Key Employees under all defined contribution plans included in the group and the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of a similar sum determined for all Employees and their Beneficiaries under all such plans in the group. The present value of accrued benefits under defined benefit plans and the account balances under defined contribution plans shall be determined separately as of each plan’s determination date. For purposes of determining whether an Aggregation Group is a Top-Heavy Group, the present value of accrued benefits under all defined benefit plans in the Aggregation Group shall be determined using a single set of actuarial assumptions, as defined in such defined benefit plans. The determination of whether the Aggregation Group is a Top-Heavy Group shall be made using each plan’s results as of that plan’s determination date that falls within the calendar year. In any Plan Year, in testing for top-heaviness under this Article, the controlled group Employer may, in its discretion, take into account accumulated accrued benefits and account balances in any other plan maintained by it, so long as such expanded Aggregation Group continues to meet the requirements of Code sections 401(a)(4) and 410.

14.4     Additional Rules
In determining the present value of the accrued benefits under a defined benefit plan and the sum of the account balances under a defined contribution plan, controlled group Employer contributions and voluntary Employee contributions as of the determination date for the Plan Year shall be taken into account. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Separation from Service, death, or Disability, this provision shall be applied by substituting “five-year period” for “one-year period”. The accrued benefits and accounts of any individual who has not performed services for any member of the controlled group that includes the individual’s Employer during the one-year period ending on the determination date shall not be taken into account. For the purpose of determining the sum of the account balances under a defined contribution plan, the rules set forth in Code sections 416(g)(3) and (4) will be taken into account. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of this section and Code section 416(c)(2). Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions under Code section 401(m).
The present value of any Employee’s accrued benefit under any defined benefit plan as of any determination date shall be calculated:

(a)	As of the most recent Actuarial Valuation Date that is within a 12-month period ending on the Determination Date;

(b)	As if employment terminated as of such Actuarial Valuation Date; and

(c)	Without regard to the automatic preretirement survivor annuity benefit or any other nonproportional subsidy.
The term “Actuarial Valuation Date” shall mean the valuation date used for computing plan costs for purposes of determining minimum funding requirements.
If an Employee who has not had a Separation from Service ceases to be a Key Employee, such Employee’s Account balance or accrued benefit shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which the individual was treated as a Key Employee. The Account balance or accrued benefit of any Employee or former Employee who has not performed any services for the controlled group Employer at any time during the five-year period ending on the Determination Date, shall not be taken into account to determine whether the Plan or Aggregation Group is top-heavy. The accrued benefit of a Participant under any defined benefit plan shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company and Affiliates or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).
14.5     Minimum Contribution Requirement

(a)
General Rules. If this Plan is part of a Top-Heavy Group in any Plan Year, then Employees covered only by defined contribution plans of an Employer shall receive the basic defined contribution minimum described below in subsection (b), and Employees covered by both a defined benefit plan and a defined contribution plan of a controlled group Employer shall receive the enhanced defined contribution minimum described below in subsection (c).

(b)
Basic Defined Contribution Minimum. The basic defined contribution minimum is a sum of controlled group Employer contributions plus forfeitures for each non-Key Employee, determined as a percentage of his or her Compensation for the Plan Year, that is the equal to the lesser of 3 percent, or the highest percentage of Compensation contributed by the controlled group Employer on behalf of any Key Employee for the Plan Year, as determined under Code section 416(c).

(c)
Enhanced Defined Contribution Minimum. The enhanced defined contribution minimum is a sum of controlled group Employer contributions plus forfeitures that is determined as described in subsection (b) above, but substituting 5 percent for 3 percent for the percentage of Compensation to be provided.

(d)
Additional Rules. If a top-heavy defined contribution minimum is required under Plan section 14.5 for a Top-Heavy Group in which this Plan is included, all defined contribution plans in the Top-Heavy Group shall be combined to provide, in the aggregate, total contributions plus forfeitures for each non-Key Employee that equal the defined contribution minimum that is required under Plan section 14.5. Pretax Deferrals (and other elective deferrals within the meaning of Code section 402(g)(3)) made on behalf of Key Employees shall be taken into account in determining any defined contribution minimum that is required for non-Key Employees under Plan section 14.5, and such minimum will be determined without regard to any Social Security contribution or permitted disparity.

(e)
Entitlement to Minimum Contribution. If the Plan is top-heavy and a minimum contribution is required for non-Key Employees, each non-Key Employee will receive the minimum contribution if he or she has not had a Separation from Service prior to the end of the Plan Year, regardless of his or her level of Compensation and regardless of whether he or she has less than 1,000 Hours of Service (or the equivalent) during the Plan Year. However, the requirement to provide a defined contribution minimum shall not apply to any non‑Key Employee who is not employed by the Employer on the last business day of the Plan Year.

14.6     Top-Heavy Vesting
If this Plan is determined to be top-heavy in any Plan Year, the vesting schedule specified in Plan section 8.1 shall continue to apply.
Article 15.     Miscellaneous Provisions
15.1     Employment Rights
This Plan is strictly a voluntary undertaking on the part of the Employers and shall not be deemed to constitute a contract between the Employer and any Employee or Participant, or to be considered for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan or any modification of the Plan or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Company or any Affiliate, the Trustee or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Company or Affiliates. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension and discharge to the same extent as if this Plan had never been established. No one shall have any right to Plan benefits, except to the extent provided herein.

15.2     Notice of Address
Each person entitled to benefits from the Trust Fund must file with the Committee, in writing, notice of his or her post office address and each change of post office address. Any communication, statement or notice addressed to such a person at the last reported post office address will be binding upon such person for all purposes of the Plan, and the Employer, the Committee and the Trustee shall not be obliged to search for or ascertain the person’s whereabouts.
15.3     Incompetency
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is an incompetent, or a minor, for whom a guardian or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.
In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.
15.4     Nonalienation

(f)
Except as permitted by the Plan in accordance with Code section 401(a)(13) and ERISA section 206(d) with respect to assignments to alternate payees under qualified domestic relations orders, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exception, no benefit under the Plan shall be subject in any manner to attachment, garnishment or encumbrance of any kind.

(g)
In accordance with procedures consistent with Code section 414(p) that are established by the Committee (including procedures requiring notification of the affected Participant and each alternate payee of the Plan’s receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (that orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders.

(h)
Except as may otherwise be required by Department of Labor regulations, such orders may not require a retroactive transfer of all or part of a Participant’s Account to or from the benefit of an alternate payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide loans, self-directed investment elections, or other rights to alternate payees that are not available to Beneficiaries generally.

(i)
To the full extent permitted by Code section 414(p)(10) and by the terms of a qualified domestic relations order, amounts assigned to an alternate payee may be paid as soon as possible in a lump sum, notwithstanding the age, financial hardship, employment status or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of balances from the Participant’s Account under the Plan. In cases where such full and prompt payment of amounts assigned to an alternate payee will not be made, the assigned amounts shall be transferred within a reasonable time to the Investment Funds selected by the alternate payee, or to a money market fund if the alternate payee does not make a valid election within a reasonable time as determined by the Committee.

(j)
The Plan may offset payments described in a judgment, order, decree, or settlement agreement relating to a breach of fiduciary duty or criminal act against the Plan, as further described in Code section 401(a)(13).

15.5     No Examination or Accounting
Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company or Affiliates.
15.6     Severability
In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.7     Counterparts
This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.
15.8     Service of Legal Process
The Secretary of the Company is hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena or other legal process.
15.9     Headings of Articles and Sections
The headings of sections and subsections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.
15.10     Applicable Law
Except to the extent superseded or preempted by ERISA, the Plan and all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of California, with the exception that any Trust Agreement constituting a part of the Plan may provide that such Trust Agreement will be construed and enforced in all respects under the laws of the state in which the Trustee thereunder is located.

Appendix B.     Special Benefit Structure for the First American Employee Stock Ownership Plan

A.1 Applicability
This Appendix supplements the Plan and provides special rules applicable to Participants who, as of December 31, 2003, had an ESOP Account in The First American Corporation 401(k) Savings Plan.
A.2 Background of ESOP
The ESOP that was merged into The First American Corporation 401(k) Savings Plan and subsequently spun off with this Plan constitutes an employee stock ownership plan having its assets invested primarily in common stock of CoreLogic, Inc. and paying benefits in the form of such Company Stock (except for cash distributions elected by Participants or paid in lieu of fractional shares of Company Stock). This portion includes Company Stock acquired as a direct result of Employer contributions. The other portion of the ESOP constitutes a profit sharing plan permitting both Employer contributions and Employee after‑tax contributions that are invested in the diversified investment fund so as to provide benefits in the form of cash rather than Company Stock. As permitted under Code section 401(a)(27), Employer contributions to the profit sharing plan are entirely discretionary and may be made without regard to current or accumulated profits of the Employer and Affiliates. For tax purposes the ESOP is intended to qualify under sections 401(a) and 4975(e)(7) of the Code, as well as other related Code sections.
Employees who are not already Participants in the ESOP may not become Participants with respect to the ESOP and no new contributions may be made to the ESOP. All ESOP Accounts are fully vested.
A.3 Definitions
These definitions are in addition to the definitions of any other terms that appear elsewhere in the Plan. Whenever used in this Appendix A the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

(a)
“Beneficiary” means, with respect to the ESOP Account, the persons or persons properly designated by the Participant as the Beneficiary under the terms of the ESOP in effect immediately before its merger into The First American Corporation 401(k) Savings Plan. If the Participant has not designated a Beneficiary for the ESOP Account or chooses to change his or her Beneficiary designation, the Beneficiary designation shall be made in accordance with Plan section 2.1(c)

(b)	“ESOP Account” means the separate recordkeeping account that represents the sum of the following subaccount, if any:

(1)
“ESOP Profit Sharing Account” means the subaccount that evidences the value of Employer contributions to the ESOP Profit Sharing Fund made on behalf of the Participant to the ESOP through December 1, 2001 and thereafter under this Appendix, including related investment gains and losses of the Trust Fund.

(2)	“Stock Account” means the subaccount that evidences the value of Company Stock and other assets held in the ESOP Fund, including related investment gains and losses of the Trust Fund.

(3)
“Transfer Account” means the subaccount that evidences the value of any amounts transferred directly from another qualified plan to the ESOP before it was merged into The First American Corporation 401(k) Savings Plan, as permitted under the Code and the rules of the ESOP in existence at that time, including related investment gains and losses of the Trust Fund.

(4)
“Voluntary Contribution Account” means a subaccount that evidences the value of the Participant’s voluntary, after‑tax contributions to the ESOP, as merged into The First American Corporation 401(k) Savings Plan, including investment gains and losses of the Trust Fund.

Unless a Plan provision explicitly provides otherwise, ESOP Accounts shall be maintained and administered separately from other Accounts under the Plan.

(c)
“ESOP Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of the ESOP as merged into the Plan, including the following and any other subfunds that may be established thereunder:

(1)
The “Profit Sharing Fund” consisting of a diversified portfolio of assets attributable to Employer contributions and Employee contributions (including after‑tax, rollover, and direct transfer contributions) that have been received pursuant to the ESOP; and

(2)	The “ESOP Fund” consisting of Company Stock and other assets that fund the employee stock ownership portion of the ESOP.

(d)	“Interested Party” means a party in interest as defined in ERISA section 3(14) or a disqualified person as defined in Code section 4975(e)(2).

(e)	“Valuation Period” means a period beginning on the day immediately following a Valuation Date and ending on the next subsequent Valuation Date.

A.4 ESOP Fund Frozen
Contributions to the ESOP Fund by Participants are not permitted. Moreover, no Employer contributions to the ESOP Fund have been made for any Plan Year beginning on or after January 1, 1995.
A.5 Profit Sharing Fund

(a)	Employee After-Tax Contributions. No Employee after-tax contributions to the Profit Sharing Fund have been made for any Plan Year beginning on or after January 1, 1995.

(b)
Withdrawal of Participant Contributions. Upon direction to the Trustee, a Participant may withdraw an amount from his or her Voluntary Contribution Account. Distribution of the amount requested and permitted to be distributed hereunder shall be made to the Participant as soon as it is administratively feasible to do so after a properly completed application for withdrawal has been received by the Committee or its delegate.

(c)	Employer Contributions to the Profit Sharing Fund. No Employer contributions to the Profit Sharing Fund have been made for any Plan Year beginning on or after January 1, 1995.
Effective December 1, 2001, upon application to the Committee, a Participant may withdraw an amount from his or her Profit Sharing Fund Account pursuant to the rules for hardship withdrawals in section 8.6.

(d)	No Loans. Participants shall not have the right to take loans from the ESOP Trust Fund.

(e)	Cessation of Allowing Transfer Contributions. Effective January 1, 1995, the ESOP stopped accepting allocations to Transfer Accounts.
A.6 Distributions

(a)
General Rule. Following a Participant’s Separation from Service and except as otherwise provided in Plan section 8.3, distribution of the ESOP Account (determined as of the Valuation Date for which the distribution is made) shall be made in a single lump sum payment to the Participant or Beneficiary.

(b)	Other Distribution Rules. Notwithstanding other Plan provisions, distributions from the Participant’s ESOP Account shall comply with Code section 409(o).

(c)	Diversification. To satisfy the diversification requirements of Code section 401(a)(28), any Participant who has attained age 55 with 10 years of ESOP participation shall have the right to make in-service withdrawals from all or any portion of his or her ESOP account. Application for a withdrawal under this Appendix A section shall be made on such form as the Committee may prescribe. Withdrawals shall be paid in a single sum in cash as soon as administratively practicable following the date that the Committee receives the properly completed application. A Participant may not make more than one withdrawal under this Appendix A section in any twelve-month period. Amounts that are withdrawn pursuant to this Appendix A section may not be subsequently repaid to the Plan.
Alternatively, any Participant (or, for Plan Years beginning before January 1, 2007, any Participant who has attained age 55 with 10 years of ESOP participation) shall have the right to invest all or any portion of his or her ESOP Account in any of the investments provided under the terms of this Plan pursuant to the rules of Article 9.

(d)
Put Options and Rights of First Refusal. If Company Stock is distributed from the ESOP Account at a time when it is not readily tradable on an established public market, then the provisions of this Appendix A section shall apply in the case of a Participant or any other distributee of Company Stock who may be legally subject to the following rules.

The distributee shall have the right to require that CoreLogic, Inc. repurchase such Company Stock under reasonable payment terms and at a price per share determined in accordance with Appendix A.8. This put option shall continue during a period of at least 60 days following the date of distribution of Company Stock and, if not exercised within such period of 60 days, during the first 60 days in the following Plan year. If the distribution received by the Participant or Beneficiary is a distribution within one taxable year of the Participant’s entire ESOP Account balance, CoreLogic, Inc. shall pay the option price in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding the total of 5 years in duration. CoreLogic, Inc. shall provide adequate security for the payment of the option price, and shall pay a reasonable interest rate (as determined by the Committee) on unpaid amounts. If the distribution received by the Participant or Beneficiary is an installment distribution, the option price shall be paid by CoreLogic, Inc. not later than 30 days after the Participant or Beneficiary exercises the put with respect to such installment. This right shall be granted in accordance with Code section 409(h) and all applicable Treasury regulations.

Except as otherwise permitted by the Code or other applicable law, the put option required by this Appendix A.6 section shall not be modified or deleted from the Plan.
A.7 Investment and Voting Rights

(a)
Investment Policy. The ESOP Fund shall be invested primarily in Company Stock. Participants shall have the right to direct the investment of their Profit Sharing Fund pursuant to section 9.3. Except as provided in accordance with Appendix A.6(c), Participants shall not have any right to direct the investment of their ESOP Fund.

(b)
Stock Transactions. The Trustee may buy or sell Company Stock in a transaction on the open market or with CoreLogic, Inc. or any other person, including an Interested Party, provided that no commission shall be paid in connection with a transaction with CoreLogic, Inc. or any other Interested Party, and the value of Company Stock shall be determined in accordance with Appendix A.8 in the case of a transaction with an Interested Party. No more than the price per share that prevails in the public trading of Company Stock shall be paid in a transaction involving an acquisition from a Party in Interest. Neither CoreLogic, Inc., nor the Employer, nor the Committee, nor any Trustee shall have any responsibility or duty to time any transaction involving Company Stock in order to anticipate market conditions or changes in Company Stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the Trust Fund in order to maximize return or minimize loss.

(c)
Stock Rights, Warrants, or Options. Stock rights (including warrants and options) issued with respect to Company Stock shall, in the discretion of the Trustee, be exercised by the Trustee on behalf of Participants to the extent that cash is available, or shall be sold or exchanged. Cash obtained in this manner with respect to rights attributable to ESOP Fund Stock shall be subject to the requirement that the ESOP Fund remain primarily invested in Company Stock and, therefore, shall normally be used to purchase Company Stock as soon as practicable.

(d)	Voting, Tender Offers, and Related Rights.

(1)
All Company Stock shall be voted as follows. Each Participant and each Beneficiary having shares of Company Stock allocated to his Account shall have the right to direct the Trustee as to the manner in which such allocated shares are to be voted and also as to the manner in which a corresponding number (as determined below) of the unallocated shares of Company Stock in the ESOP Fund are to be voted on each matter brought before an annual or special stockholders’ meeting of CoreLogic, Inc. Each Participant and each Beneficiary shall be a named fiduciary (within the meaning of ERISA sections 402(a)(2) and 403(a)(1)) with respect to his exercise of such voting rights. Before each meeting of CoreLogic, Inc.’s stockholders, the Committee shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how the shares of Company Stock subject to his voting direction shall be voted on each matter being put to a vote. All voting directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any other person, including officers or Employees of CoreLogic, Inc. or any Affiliate. Upon timely receipt of such directions, the Trustee shall vote on each such matter, as directed, the number of shares (including fractional shares) allocated to the Account of the Participant or Beneficiary providing the directions, and a corresponding number of unallocated shares (including fractional shares) that is determined as follows. The Trustee shall vote all unallocated shares in the same proportion as the allocated shares for which Participants and Beneficiaries have provided voting directions (disregarding, for this purpose, any allocated shares for which no voting directions have been provided), and each Participant or Beneficiary who directs the voting of his allocated shares shall also direct the voting of a corresponding number of such unallocated shares that shall represent the portion of total number of the unallocated shares being voted that is the same as the portion represented by the number of allocated shares voted by the Participant or Beneficiary in relation to the total of all the allocated shares voted by Participants and Beneficiaries. The Trustee shall vote all allocated shares of Company Stock for which no timely voting directions are received from Participants or Beneficiaries in the same proportion as the allocated shares for which Participants and Beneficiaries have provided voting directions, and each Participant or Beneficiary who directs the voting of his allocated shares shall also direct the voting of a corresponding number of such allocated shares for which no timely voting directions are received that shall represent the portion of total number of the allocated shares for which no timely voting directions are received being voted that is the same as the portion represented by the number of allocated shares voted by the Participant or Beneficiary in relation to the total of all the allocated shares voted by Participants and Beneficiaries.

(2)
Shareholder investment rights, or other rights besides voting rights, shall be exercised, sold, or otherwise acted upon by the Trustee in accordance with specific legal requirements, if any are applicable; and, if no such requirements exist, in a manner that the Trustee deems prudent under the circumstances and otherwise consistent with the fiduciary standards of ERISA. In the event that a tender offer is made to shareholders of CoreLogic, Inc. generally to purchase shares of Company Stock, the Committee shall notify in a timely manner each Participant (or Beneficiary) of the terms and conditions of such offer, and each Participant (or Beneficiary) shall instruct the Trustee, in accordance with procedures established by the Committee, to accept or decline such offer with respect to all or any portion of the shares of Company Stock allocated to the Participant’s (or Beneficiary’s) ESOP Account. If a Participant (or Beneficiary) fails to instruct the Trustee, the Committee shall instruct the Trustee to accept or decline the offer with respect to all or any portion of such shares. In the event that the Trustee is instructed to sell less than all of the shares of Stock allocated to a Participant’s (or Beneficiary’s) Account, or if the Trustee is instructed to sell all of such shares but less than all of such shares are purchased pursuant to the terms of the tender offer, the Trustee shall sell a proportionate number of shares from each Account of each Participant (or Beneficiary). The proceeds of any sale pursuant to this Appendix A subsection shall be allocated to the Accounts from which the shares were sold.

(e)
Transfer of Interest to Separate Account. The Committee shall determine the amounts in the ESOP Trust Fund that represent a Participant’s distributable interest in a form other than Company Stock and may, in the case of a deferred payout, instruct the Trustee to deposit any such amounts in a savings account, in a bank that is insured by the Federal Deposit Insurance Corporation, or in a savings and loan association that is insured by the Federal Savings and Loan Insurance Corporation. Interest earned upon such transferred amounts shall be added to principal, and, subject to the provisions of Appendix A.6, such interest earned shall not increase any installment distributions but shall be paid as an additional installment or installments after exhaustion of principal.

If a Participant whose interest under the ESOP has been so transferred is reemployed by the Company or an Affiliate, such transferred interest shall be either returned to the ESOP Trust Fund or retained in the separate trust account in the Committee’s discretion.

(f)
Restrictions on Transfer of Stock. All transactions involving shares of Company Stock in the ESOP Account, including distributions, purchases and sales, shall be made only in compliance with applicable federal and state laws, regulations and rules. All such transactions shall also be subject to all restrictions and limitations imposed on all shares of Company Stock provided for in CoreLogic, Inc.’s Articles of Incorporation and bylaws as amended from time to time. CoreLogic, Inc. presently does not intend to register under the Securities Act of 1933 (the “1933 Act”) the shares of Company Stock to be distributed to Participants or their Beneficiaries. As a result, shares of Company Stock distributed under the Plan may be “restricted securities.” Restricted securities may not be sold unless they are registered under the 1933 Act by CoreLogic, Inc., or unless an exemption from registration is available. If CoreLogic, Inc. does not register the shares of Company Stock for resale by Participants or their Beneficiaries, and if such persons desire to sell the shares of Company Stock distributed to them, they will be required to sell the shares of Company Stock in transactions exempt from registration under the 1933 Act. CoreLogic, Inc. will not permit shares of Company Stock to be transferred unless it is satisfied that any proposed transfer of Company Stock is exempt from the registration requirements of the 1933 Act. CoreLogic, Inc. reserves the right to cause appropriate legends to be imprinted on the certificates representing shares of Company Stock distributed under this Plan to reflect all restrictions and limitations referred to in this Appendix A section.

A.8 Accounting and Valuation of Assets

(a)
Accounts. A system of accounting satisfactory to the Committee and consistent with generally acceptable trust accounting principles shall be maintained so as to reflect in a separate ESOP Account (with appropriate subaccounts, as needed) for each Participant his beneficial interest in the ESOP Trust Fund (and in the ESOP Fund, the Profit Sharing Fund, and any other subfund thereunder). Allocations to ESOP Accounts shall be made in accordance this Appendix A, as applicable.

(b)
Valuation of Assets. All assets of the ESOP Trust Fund shall be valued at their fair market value as of each Valuation Date for purposes of this Appendix A, and any such asset that is involved in a transaction between the Plan and an Interested Party shall be valued as of the date of such transaction. A Valuation Date requiring the determination of the fair market value of Company Stock and other ESOP Trust Fund assets for purposes of accounting pursuant to this Appendix A shall occur at least annually. The fair market value of Company Stock shall be the closing price of such Company Stock in public trading on the most recent date on which Company Stock was traded, as reported in The Wall Street Journal or another publication of general circulation providing information about the public trading prices of Company Stock that is selected by the Committee; provided, however, that if Company Stock ceases to be publicly traded or if it is being valued in connection with a transaction between the Plan and an Interested Party, its fair market value shall be determined in good faith by the Committee based on all relevant factors for determining the fair market value of securities in accordance with Treasury regulations section 54.4975‑11(d)(5) and the fiduciary requirements of ERISA. An independent appraiser meeting requirements similar to those prescribed in Treasury regulations under Code section 170(a)(1) shall be used in making valuations of Company Stock if it is not readily tradable on an established securities market. The Employers, the Committee, and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of assets comprising the ESOP Trust Fund.

(c)	Accounting for Changes in Value.

(3)
Except as otherwise provided in this Appendix A, the income, profit, gain and other increments to the ESOP Trust Fund for a Valuation Period reduced by the expenses, losses and other decreases in the Trust Fund for a Valuation Period shall be allocated to ESOP Accounts on the Valuation Date on which that Valuation Period ends in the proportion that each individual ESOP Account value as of the next preceding Valuation Date reduced by any disbursements from that ESOP Account during the Valuation Period bears to the total value of all ESOP Accounts as of that date reduced by such disbursements.

(4)	Any change in value of Company Stock that has been allocated to an ESOP Account of a Participant and any income attributable to that Company Stock shall be allocated directly to the ESOP Account.

(d)
Allocations of Company Stock Dividends and Splits. Company Stock received by the Trust with respect to the ESOP as a result of a stock split or stock dividend shall be allocated as of the Valuation Date coinciding with or next following the date of such split or dividend, to each ESOP Account on such date in an amount that shall bear substantially the same proportion to the total number of shares received as the number of shares in the ESOP Account immediately before such date bears to the total number of shares allocated to all ESOP Accounts immediately before such date. As determined by the Committee, cash dividends allocated to the ESOP Accounts of Participants may be passed through to Participants in a manner that satisfies the Code section 404(k) requirements for a tax deduction with respect to such dividends. Participants may elect to either receive cash dividends allocated to their ESOP Accounts or have the dividends reinvested in Company Stock. These dividends, passed through to Participants dependent upon their election, are intended to be passed through to Participants in a manner that satisfies the Code section 404(k) requirements for a tax deduction.

(e)	Other Matters of Allocation and Accounting.

(16)
In the event an Employer contribution, dividend, amount of sale proceeds, or other amount is received before the Valuation Date as of which it is to be allocated to ESOP Accounts under the Plan, the Committee may direct the Trustee to hold such amount in a separate investment fund. In such event, any change in value of that separate investment fund shall be allocated with and in the same manner as the amount itself.

(17)
Notwithstanding the preceding provisions of this Appendix A, the Committee may determine to allocate the portion of the net increase or decrease in value of the ESOP Trust Fund allocable to ESOP Accounts under the Plan based on a modified allocation procedure, provided that any such modified allocation procedure shall result in equitable and nondiscriminatory allocation.

(18)
The Committee shall maintain or cause to be maintained adequate records of the cost basis of Company Stock acquired by the Trustee (including Company Stock acquired by the ESOP prior to its merger with The First American Corporation 401(k) Savings Plan), the number of shares of Company Stock in each ESOP Account as of each Valuation Date for which ESOP Account balances are determined, the dollar value of ESOP Account balances as of each such Valuation Date, and any other information that the Committee deems important.

(19)
The Committee shall also maintain or cause to be maintained adequate records to determine the cumulative amount of Employee after‑tax contributions (net of withdrawals) in each Participant’s Voluntary Contribution Account and the separate contracts and the Participant’s investment therein for purposes of applying the basis recovery rules of Code section 72 with respect to distributions.

Appendix B.     Adopting Employers

Employer Name	Participation Effective Date	Participation End Date
AccuFacts Pre Employment Screening, Inc.		31-Jan-11
American Driving Records, Inc.
Americas Innovative Insurance Solutions	23-Feb-10
Ati Title Agency of Ohio Inc.	23-Feb-10
Corelogic Commerical Real Estate Services Inc. (formerly First American Commercial Real Estate Solutions)	23-Feb-10
CoreLogic Consumer Services, Inc.
CoreLogic Credco, LLC
CoreLogic Default Information Services, LLC (formerly First American Default Management Solutions)	23-Feb-10
CoreLogic Flood Services, LLC (formerly First Am Flood Hazard Certification, LLC)	23-Feb-10
CoreLogic Holdings II, Inc.	1Jan-11
CoreLogic Information Solutions, Inc. (formerly First American CoreLogic, Inc.)	23-Feb-10
CoreLogic Jenark, Inc.
CoreLogic National Background Data, LLC
CoreLogic Proxix Solutions, Inc. (formerly Proxix Solutions, Inc.)	23-Feb-10
CoreLogic Real Estate Solutions, LLC (formerly First American Real Estate Solutions, LLC)	23-Feb-10
CoreLogic SafeRent, Inc
CoreLogic Tax Services, LLC (formerly First American Real Estate Tax Svc, LLC)	23-Feb-10

Employer Name	Participation Effective Date	Participation End Date
CoreLogic US, Inc. (formerly First Advantage Corporation)
CoreLogic Valuation Services, LLC (formerly Quantrix, LLC and eAappraiseIT, LLC)	23-Feb-10
DecisionHR USA, Inc.		31-Jan-11
Dorado Network Systems Corporation	11-Mar-11
Finiti Group, LLC	23-Feb-10
Finiti Title, LLC	23-Feb-10
Finiti, LLC	23-Feb-10
First Advantage Background Services Corp.		31-Jan-11
First Advantage Litigation Consulting, LLC		31-Jan-11
First Advantage Occupational Health Services Corp.		31-Jan-11
First Advantage Tax Consulting Services, LLC		31-Jan-11
FPSDIRECT, LLC	23-Feb-10
LeadClick Media, Inc (correction formerly listed as Leadclick Holding Company, LLC)
Marketlinx, Inc.	23-Feb-10
Multifamily Community Insurance Agency, Inc.
PrideRock Holding Company, Inc		31-Jan-11
RealtyBid International, LLC	1-Jan-11
Rels Management Company, LLC	23-Feb-10

Employer Name	Participation Effective Date	Participation End Date
RELS Reporting Services, LLC	23-Feb-10
Rels Title Services, LLC	23-Feb-10
Rels, LLC	23-Feb-10
Speedy Title & Appraisal Review Services, LLC (STARS)	1-Apr-11
TeleTrack, Inc (formerly CoreLogic, TeleTrack, Inc)

Effective date not reflected for former FADV participating employers

Appendix B.     SPECIAL RULES FOR PARTICIPANTS OF RELS SAVINGS PLAN

C.1     Purposes of Appendix
This Appendix supplements the Plan and provides rules that differ from the general provisions of this Plan for Former RELS Savings Plan Participants. On December 1, 2003, the RELS Savings Plan was merged with and into The First American Corporation 401(k) Savings Plan. On February 23, 2010, a portion of The First American 401(k) Savings Plan, which portion included the assets and liabilities of related to the Former RELS Savings Plan Participants, was spun off and transferred to this Plan. This Appendix clarifies the treatment of Former RELS Savings Plan Participants in certain cases under the terms of this Plan.

C.2     Definitions

(a)
“Former RELS Savings Plan Participant” means an individual who had an account in the RELS Savings Plan as of the effective date of the merger of the RELS Savings Plan with and into The First American Corporation 401(k) Savings Plan.

(b)
“Wells Fargo Stock” means the common or preferred stock of Wells Fargo, including any preferred stock that is convertible into common stock. The provisions of this Plan shall be applied separately to different types of classes of Wells Fargo Stock, or to shares acquired on different dates, to the extent the Committee determines that such treatment is appropriate. If any common or preferred stock of Wells Fargo is renamed or exchanged for other stock, then such renamed or exchanged stock shall be considered to be “Wells Fargo Stock” for purposes of this Plan. The Wells Fargo Stock was originally Norwest Stock, as defined in section 2.31 of the RELS Savings Plan.

C.3     Wells Fargo Stock Fund
Notwithstanding Article 9, this Plan may have transferred to it, a Wells Fargo Stock Fund for Former RELS Savings Plan Participants who were already invested in the Wells Fargo Stock Fund as of the effective date of the merger of the RELS Savings Plan with and into The First American Corporation 401(k) Savings Plan.

(a)
Generally. The Wells Fargo Stock Fund shall consist primarily of shares of Wells Fargo Stock, formerly Wells Fargo Stock, that were transferred to the RELS Savings Plan from the Norwest Plan in accordance with RELS Savings Plan section 1.4. Investments in the Wells Fargo Stock Fund shall be subject to the rules in section C.4(b).

(1)
Any rights, warrants, or options issued with respect to Wells Fargo Stock held in the Trust Fund shall be exercised or sold as the Trustee may determine. The Trustee may, in its discretion, limit the daily volume of its sales of shares of Wells Fargo Stock to the extent such action is deemed by it to be in the best interest of the Participants, Beneficiaries and Alternate Payees.

(2)
Dividends paid on Wells Fargo Stock shall be invested in one or more of the other Investment Funds in accordance with a Participant’s investment directions for Pretax Deferral Contributions to the Participants’ Accounts pursuant to Article 9, or in the case of a Participant who is not currently making Pretax Deferral Contributions, in the same manner as the investment of his most recent Pretax Deferral Contributions, but in no case shall such dividends be reinvested in the Wells Fargo Stock Fund.

(3)	No new contributions under this Plan will be deposited into this Wells Fargo Stock Fund.

(b)
Limitations on Investment. Income on and proceeds of sales of investments in the Wells Fargo Stock Fund shall not be reinvested in Wells Fargo Stock Fund and shall instead be invested in accordance with a Participant’s investment directions under Article 9. No funds invested in an Investment Fund other than the Wells Fargo Stock Fund may be reinvested or transferred to the Wells Fargo Stock Fund.

When accounts of Norwest Participants were transferred to the RELS Savings Plan in accordance with RELS Savings Plan section 1.4, any portions of their accounts invested in the Wells Fargo Stock Fund as of the date of transfer continue to be invested in the Wells Fargo Stock Fund until distributed from this Plan; provided, however, that a Norwest Participant (or his or her Beneficiary or Alternate Payee) may direct that all or part of the Participant’s Account that is invested in Wells Fargo Stock Fund shall be transferred to one or more of the other Investment Funds, in accordance with the procedures in Article 9 that apply for other transfers among Investment Funds. Dividends, warrants and other similar rights paid with respect to Wells Fargo Stock after the transfer of the Participant’s Account to the RELS Savings Plan shall not be reinvested in Wells Fargo Stock. Rather, the portion of the Participant’s Account that is invested in the Wells Fargo Stock Fund and attributable to such items shall be invested in accordance with the Participant’s direction for investment of new contributions.

(c)
Voting Rights. Before each annual or special meeting of the stockholders of Norwest, the Committee shall cause to be sent to each Participant who has any portion of his Account invested in the Wells Fargo Stock Fund a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Wells Fargo Stock held in the Trust Fund. Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of a Participating Employer or Affiliate. If the Trustee determines that a given situation involves the potential for undue influence by Norwest with respect to the exercise of such voting rights, then the Trustee shall so inform RELS, and RELS will appoint an independent fiduciary to carry out activities relating to that situation.

The Trustee shall vote all shares of Wells Fargo Stock held in the Wells Fargo Stock Fund in proportion to “votes” cast by Participants, as follows:

(1)	The number of votes the Participant may cast shall be the total number of shares allocated to the Participant’s Account in the Wells Fargo Stock Fund.

(2)
The Trustee shall determine the number of votes for and against each proposition and shall vote, in person or by proxy, all of the shares of Wells Fargo Stock held in the Wells Fargo Stock Fund in proportion to the votes received.

The determinations in (1) shall be as of a valuation date selected by the Committee that is not more than 90 days preceding the record date for the meeting. It is intended that, by reason of the foregoing provisions, shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion to the instructions actually received. Any non-voting shares of Wells Fargo Stock held in the Trust Fund shall be disregarded for purposes of applying this section.

(a)	Forms of Distribution. Notwithstanding Article 8, all distributions and withdrawals under this Appendix E shall be made in cash, except as follows:

(1)
In the case of funds transferred from the Norwest Plan on behalf of a Norwest Participant in accordance with RELS Savings Plan section 1.4 that continue to be invested in the Wells Fargo Stock Fund at the time distribution is made, the Norwest Participant or his/her Beneficiary or Alternate Payee may elect that distributions from such portion of the Participant’s Account shall be in full shares of Wells Fargo Stock, with the value of any remaining fractional share paid in cash. In the case of distributions in installments, any election under this subsection to receive Wells Fargo Stock must be made prior to the date installments commence, and is irrevocable thereafter.

(2)	In kind distributions of notes pursuant to RELS Savings Plan section 9.4 shall occur as provided therein.

(e)
Tender or Exchange Offers. As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Wells Fargo, the Committee shall use its best efforts to cause each Participant who has invested any portion of that person’s Account in the Wells Fargo Stock Fund to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Wells Fargo Stock, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each such Participant. In advising Participants of the terms of the Offer, the Committee may include statements from the Board of Directors of Norwest setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Trustee to tender or exchange shares and the tender or exchange thereof shall not be deemed a withdrawal or suspension from the Plan solely by reason of the giving of such instructions and the Trustee’s compliance therewith. If the Trustee determines that a given situation involves the potential for undue influence by Norwest with respect to the exercise of such rights, then the Trustee shall so inform RELS, and RELS will appoint an independent fiduciary to carry out activities relating to that situation. Instructions by Participants pursuant to this section shall apply to shares held in the Wells Fargo Stock Fund. The number of shares to which a Participant may provide instructions shall be determined as follows:

(1)
The Participant may provide instructions on the Offer with respect to the total number of shares of Wells Fargo Stock allocated to the Participant’s Accounts in the Wells Fargo Stock Fund. If the Participant directs tender or exchange of the shares for which the Participant may provide instructions, the Trustee shall follow that instruction. The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange or (ii) gives no direction.

(2)	The determination of the number of shares allocated to a Participant’s Account shall be as of the close of business on the day preceding the date on which the

Offer is commenced or such earlier date as shall be designated by the Committee as the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender or exchange of shares of Wells Fargo Stock shall be held, and any cash so received shall be invested, in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.